Exhibit 10.1

EXECUTION COPY

$2,700,000,000
AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
May 1, 2013

AMONG

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company,

KINDER MORGAN OPERATING L.P. “B”,
as the Subsidiary Borrower,

THE LENDERS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent,

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

CITIBANK, N.A.,

DNB BANK ASA,

and

JPMORGAN CHASE BANK, N.A.,

as the Syndication Agents,

WELLS FARGO SECURITIES, LLC,

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS, INC.,

DNB MARKETS, INC.,

J.P. MORGAN SECURITIES LLC,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as the Joint Lead Arrangers and the Joint Book Runners

Five Year Facility

i

SCHEDULES:

Schedule 1.01	Commitments
Schedule 6.05	Existing Restrictions

EXHIBITS:

Exhibit 1.01-A	Form of Assignment and Acceptance
Exhibit 1.01-B	Other Existing Letters of Credit
Exhibit 1.01-C	Form of Committed Note
Exhibit 1.01-D	Form of Swingline Note
Exhibit 2.03	Form of Borrowing Request
Exhibit 2.06	Form of Letter of Credit Request
Exhibit 2.07	Form of Notice of Account Designation
Exhibit 2.08	Form of Interest Election Request
Exhibit 2.11	Form of Notice of Prepayment
Exhibit 2.17-A	Form of U.S. Tax Compliance Certificate
Exhibit 2.17-B	Form of U.S. Tax Compliance Certificate
Exhibit 2.17-C	Form of U.S. Tax Compliance Certificate
Exhibit 2.17-D	Form of U.S. Tax Compliance Certificate
Exhibit 5.01	Form of Compliance Certificate

AMENDED AND RESTATED

CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 1, 2013 (this “Agreement”) is among:

(a)           Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Company”);

(b)           Kinder Morgan Operating L.P. “B”, a Delaware limited partnership (the “Subsidiary Borrower”);

(c)           the banks and other financial institutions listed on the signature pages hereof under the caption “Lenders” (the “Lenders” and together with each other Person that becomes a Lender pursuant to Section 2.01(b) or Section 10.05, collectively, the “Lenders”);

(d)           Wells Fargo Bank, National Association, a national banking association, individually as a Lender and as the administrative agent for the Lenders (in such latter capacity together with any other Person that becomes Administrative Agent pursuant to Section 8.08, the “Administrative Agent”); and

(e)           Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., DNB Bank ASA, and JPMorgan Chase Bank, N.A.,  as the Syndication Agents (the “Syndication Agents”).

PRELIMINARY STATEMENTS

The Company and the Subsidiary Borrower entered into that certain Credit Agreement dated as of June 23, 2010 with the lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent, an issuing bank and the swingline bank, and the other agents named therein, as amended by the First Amendment to Credit Agreement dated as of July 11, 2011 (as so amended, “Existing Credit Agreement”).

The Company and the Subsidiary Borrower have requested, and the lenders and the Administrative Agent have agreed, that the Existing Credit Agreement be amended and restated in its entirety.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01 Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Administrative Agent” has the meaning specified in the introduction to this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in the form supplied by the Administrative Agent.

“Affiliate” of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, siblings, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  For purposes of this definition, any Person that owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.

“Agreement” has the meaning specified in the introduction to this Agreement (subject, however, to Section 1.04(v) hereof).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (b) the Prime Rate in effect for such day, and (c) the LIBOR Rate for a Eurodollar Loan with a one month Interest Period that begins on such day (and if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective from the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Margin” means, as to any ABR Borrowing or any LIBOR Borrowing, as the case may be, at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the corresponding Performance Level set forth below:

Performance Level	LIBOR Borrowings Applicable Margin Percentage	ABR Borrowings Applicable Margin Percentage
I	1.000%	0.000%
II	1.100%	0.100%
III	1.175%	0.1750%
IV	1.375%	0.375%
V	1.450%	0.450%

The Applicable Margin shall be determined by reference to the Performance Level in effect from time to time, and any change in the Applicable Margin shall be effective from the effective date of the change in the applicable Performance Level giving rise thereto.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender’s Commitment.  If the Total Commitment has terminated or expired, the Applicable Percentages shall be determined based upon the Total Commitment most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Application” has the meaning specified in Section 2.06(c).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.05), and accepted by the Administrative Agent, in the form of Exhibit 1.01-A or any other form approved by the Administrative Agent.

“Available Cash” has the meaning specified in the Third Amended and Restated Agreement of Limited Partnership of the Company dated as of May 18, 2001.

“Availability Period” means the period from the Effective Date, to the earlier of the Maturity Date and the date of termination of the Total Commitment.

“Bankruptcy Code” has the meaning specified in Section 9.01(a).

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

“Bonds” means the Port Facility Refunding Revenue Bonds (Enron Transportation Services, L.P. Project) Series 1994 in the original aggregate principal amount of $23,700,000, as issued by the Jackson-Union Regional Port District.

“Borrowers” means, collectively, the Company and the Subsidiary Borrower and “Borrower” means either one of them.

“Borrowing” means (a) a borrowing comprised of Committed Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Date” means the Business Day upon which any Letter of Credit is to be issued or any Loan is to be made available to the Company.

“Borrowing Request” has the meaning specified in Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas, New York, New York, or Charlotte, North Carolina, are authorized or required by law to remain closed; provided that, when used in connection with a rate of interest determined by reference to LIBOR (other than the LIM Rate), the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person’s equity, including (a) all common stock and preferred stock, any limited or general partnership interest and any limited liability company member interest, (b) beneficial interests in trusts, and (c) any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Cash Collateralize” means, solely for purposes of Sections 2.21 and 2.22, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for their respective LC Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Control” means any of (a) the acquisition through beneficial ownership or otherwise after the date hereof by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date hereof) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date hereof), excluding the Permitted Holders, of 30% of the Voting Stock of the General Partner or (b) individuals who, at the beginning of any period of twelve consecutive months, constitute the Delegate’s Board of Directors cease for any reason (other than death or disability) to constitute a majority of the Delegate’s Board of Directors then in office.

“Change in Control Event” means the execution of any definitive agreement which, when fully performed by the parties thereto, would result in a Change in Control.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel Ill, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning specified in Section 10.13.

“Citi” means Citibank Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America Inc., and any of their affiliates.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Committed Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Committed Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced in its entirety pursuant to Section 2.21, (c) increased pursuant to Section 2.01 or (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.05.  The initial amount of each Lender’s Commitment is set forth on Schedule 1.01, or in the Register maintained by the Administrative Agent pursuant to Section 10.05.

“Committed Letter of Credit” has the meaning specified in Section 2.06(b).

“Committed Loan” means a Loan made pursuant to Section 2.03.

“Committed Note” means a promissory note of the Company payable to the order of each Lender, in substantially the form of Exhibit 1.01-C, together with all modifications, extensions, renewals and rearrangements thereof.

“Communications” has the meaning specified in Section 10.01.

“Company” has the meaning specified in the introduction to this Agreement.

“Company Debt Rating” means, with respect to the Company as of any date of determination, the rating that has been most recently announced by each of S&P or Moody’s for any non-credit enhanced, unsecured long-term senior debt issued or to be issued by the Company.  For purposes of the foregoing:

(a)           if, at any time, neither S&P nor Moody’s shall have in effect a Company Debt Rating, the Applicable Margin or the Facility Fee Rate, as the case may be, shall be set in accordance with Performance Level V under the definition of “Applicable Margin” or “Facility Fee Rate”, as the case may be;

(b)           if the ratings established by S&P and Moody’s shall fall within different Performance Levels, the Applicable Margin or the Facility Fee Rate, as the case may be, shall be based upon the higher rating; provided, however, that, if the lower of such ratings is two or more Performance Levels below the higher of such ratings, the Applicable Margin or the Facility Fee Rate, as the case may be, shall be based upon the rating that is one Performance Level lower than the higher rating;

(c)           if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is announced publicly by the rating agency making such change; and

(d)           if S&P or Moody’s shall change the basis on which ratings are established by it, each reference to the Company Debt Rating announced by S&P or Moody’s shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Assets” means, at the date of any determination thereof, the total assets of the Company and the Subsidiaries as set forth on a consolidated balance sheet of the Company and the Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.

“Consolidated EBITDA” means, for any period, EBITDA of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, at the date of any determination thereof, Indebtedness of the Company and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the Interest Expense of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at the date of any determination thereof, Consolidated Assets after deducting therefrom: (a) all current liabilities, excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and (ii) current maturities of long-term debt; and (b) the value, net of any applicable reserves and accumulated amortization, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Company and the Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.

“Credit Event” means the making of any Loan or the issuance or the extension of any Letter of Credit.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Committed Loans and its LC Exposure and Swingline Exposure at such time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, for the avoidance of  doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, or (ii), in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in each of such cases, so long as such ownership interest or such appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Company, each Issuing Bank, each Swingline Lender and each Lender.

“Delegate” means Kinder Morgan Management, LLC, a Delaware limited liability company.

“dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means, with respect to any Person for any period (without duplication), the Net Income of such Person, increased (a) (to the extent deducted in determining Net Income for such period) by the sum of (i) all income taxes (including state franchise taxes based upon income) of such Person paid or accrued according to GAAP for such period; (ii) Consolidated Interest Expense of such Person for such period, (iii) all depreciation, depletion and amortization (including amortization of goodwill) of such Person for such period; (iv) other non-cash charges or losses (including asset impairments, write-downs or write-offs), and (v) amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with any letters of credit or Indebtedness, including in connection with the repurchase or repayment thereof, including any premium and acceleration of fees or discounts and other expenses, plus (b) the amount of cash dividends actually received during such period by such Person on a consolidated basis from unconsolidated Subsidiaries of such Person (provided that any such cash dividends actually received within thirty days after the last day of any fiscal quarter attributable to operations during such prior fiscal quarter shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received) minus (c) each of the following (i) all non-cash items of income or gain of such Person which were included in determining such consolidated Net Income for such period, (ii) any cash payments made during such period in respect of items described in clause (a)(iv) above subsequent to the fiscal quarter in which the relevant non-cash charges or losses were reflected as a charge in determining consolidated Net Income and (iii) equity earnings from unconsolidated Subsidiaries, in each case determined in accordance with GAAP.

“Effective Date” means the date occurring on or before June 30, 2010 on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 10.02).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.05(a)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.05(a)(iii)).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the LIBOR Rate.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, state gross receipts Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Company under Section 2.19(b) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Execution Date” means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Borrowers and each Lender listed on the signature pages hereof and the Administrative Agent shall have received counterparts hereof which taken together, bear the signatures of the Borrowers and each Lender and the Administrative Agent.

“Executive Summary” means the Executive Summary dated April, 2013.

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements.

“Existing Letters of Credit” means, collectively, the Subsidiary Borrower Letter of Credit and the letters of credit issued under the Existing Credit Agreement listed on Exhibit 1.01-B  .

“Facility Fee” has the meaning specified in Section 2.12(a).

“Facility Fee Rate” means at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the corresponding Performance Level set forth below:

Performance Level	Facility Fee Rate
I	0.125%
II	0.150%
III	0.200%
IV	0.250%
V	0.300%

The Facility Fee Rate shall be determined by reference to the Performance Level in effect from time to time and any change in the Facility Fee Rate shall be effective from the effective date of the change in the applicable Performance Level giving rise thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” has the meaning specified in Section 2.12.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America from time to time, including as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financing Accounting Standards Board.

“General Partner” means Kinder Morgan G.P., Inc., a Delaware corporation.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning specified in Section 9.01.

“Guaranty” means the guaranty of the Company contained in Article IX.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means a financial instrument or security which is used as a cash flow or fair value hedge to manage the risk associated with a change in interest rates, foreign currency exchange rates or commodity prices.

“Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by the Company, or any business trusts, limited liability companies, limited partnerships or similar entities (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly-owned Subsidiaries) at all times by the Company or any of the Subsidiaries, (ii) that have been formed for the purpose of issuing trust preferred securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of the Company or a Subsidiary, and (B) payments made from time to time on the subordinated debt.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than surety, performance and guaranty bonds), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others (provided that in the event that any Indebtedness of the Company or any Subsidiary shall be the subject of a Guarantee by one or more Subsidiaries or by the Company, as the case may be, the aggregate amount of the outstanding Indebtedness of the Company and the Subsidiaries in respect thereof shall be determined by reference to the primary Indebtedness so guaranteed, and without duplication by reason of the existence of any such guarantee), (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of (i) the full face amount of all letters of credit (drawn or undrawn) supporting the exposure of such Person under Hedging Agreements and (ii) the drawn portion of all other letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of funded bankers’ acceptances and (j) Hybrid Securities.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor: provided that Indebtedness shall not include (1) non-recourse debt, (2) performance guaranties, (3) monetary obligations or guaranties of monetary obligations of Person as lessees under leases that are in accordance with GAAP, recorded as operating leases, and (4) guarantees by such Person of obligations of others which are not obligations described in clauses (a) through (j) of this definition, and provided further, that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder.  For the avoidance of doubt, except as expressly provided in clause (h)(i) above, “Indebtedness” of a Person in respect of such letters of credit shall include, without duplication, only the principal amount of the unreimbursed obligations of such Person in respect of such letters of credit that have been drawn upon by the beneficiaries to the extent of the amount drawn, and shall include no other obligations in respect of such letters of credit.

“Indemnified Parties” has the meaning specified in Section 10.03.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnity Matters” means, with respect to any Indemnified Party, all losses, liabilities, claims and damages (including reasonable legal fees and expenses).

“Interest Election Request” has the meaning specified in Section 2.08.

“Interest Expense” means (without duplication), with respect to any period for any Person (a) the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid during such period in respect of the Indebtedness of such Person including (i) the interest portion of any deferred payment obligation; (ii) the portion of any rental obligation in respect of Capital Lease Obligations allocable to interest expenses; and (iii) any non-cash interest payments or accruals, all determined in accordance with GAAP, less (b) Interest Income of such Person for such period.

“Interest Income” means, with respect to any period for any Person, interest actually received by such Person during such period.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending (a) on the date that is one week thereafter or (b) on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, or (c) if agreed to by all Lenders, nine or twelve months thereafter, in each case as the Company may elect and in each case to the extent LIBOR quotations for such period are available; provided (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of any Eurodollar Borrowing, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall end after the Stated Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Eurodollar Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Banks” means Wells Fargo, Bank of America, N.A., Barclays Bank PLC, Citi, DNB Bank ASA, and JPMorgan Chase Bank, N.A., in their capacities as issuers of Letters of Credit hereunder, and each other Lender as the Company may from time to time select as an Issuing Bank hereunder pursuant to Section 2.06; provided that such Lender has agreed to be an Issuing Bank and the Administrative Agent has consented to such selection.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Sublimit” means $750,000,000.

“Lenders” has the meaning specified in the introduction to this Agreement.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any Existing Letter of Credit or any letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of the LC Exposure with respect to Letters of Credit issued by such Issuing Bank as such commitment may be (a) reduced from time to time pursuant to Section 2.09 or (b) terminated pursuant to Section 2.09.  Each Issuing Bank’s Letter of Credit Commitment is a sublimit of such Issuing Bank’s Commitment, and not an addition thereto.  The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 1.01.

“Letter of Credit Request” has the meaning specified in Section 2.06.

“LIBOR” means with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page) on such screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period.  In the event that such rate does not appear on such page (or on any successor or substitute page on such screen or otherwise on such screen), LIBOR shall be determined by reference to such other comparable publicly available service for displaying interest rates for dollar deposits in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“LIBOR Rate” shall mean, with respect to any Eurodollar Loan for any Interest Period for such Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the product of (i) LIBOR for such Loan for such Interest Period multiplied by (ii) the Reserve Requirement for such Loan for such Interest Period.  In no case shall the LIBOR Rate be less than zero.

“Lien” means, with respect to any asset (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“LIM Rate” shall mean, with respect to any Swingline Loan for any day, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Swingline Lender to be equal to the LIBOR Rate on such date for a Eurodollar Loan with a term equal to one-month.

“Loan Documents” mean, collectively, this Agreement (including the Guaranty), the Notes, if any, the Applications, the Fee Letters and all other instruments and documents from time to time executed and delivered by either Borrower in connection herewith and therewith.

“Loans” means advances made by the Lenders to the Company pursuant to this Agreement.

“Material Adverse Effect” means, relative to any occurrence of whatever nature, a material adverse effect on (a) the business assets, liabilities or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Borrowers to collectively perform the Obligations or (c) the rights of the Administrative Agent, any Issuing Bank or any Lender against a Borrower under any material provision of this Agreement or any other Loan Document.

“Material Project” means the construction or expansion of a capital project of the Company or any of the Subsidiaries, the aggregate capital cost of which exceeds $50,000,000.

“Material Project EBITDA Adjustments” means, with respect to each Material Project

(A)          prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs) a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, or such tariff-based customers and projected revenues from such contracts, tariffs capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions and other factors deemed appropriate by the Administrative Agent) which may, at the Company’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project

(including the fiscal quarter in which such Commercial Operation Date occurs, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the actual period of delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; and

(B)          beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner set forth in clause (A) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Company’s option, be added to actual Consolidated EBITDA for such fiscal quarters.

Notwithstanding the foregoing:

(i)            no such additions shall be allowed with respect to any Material Project unless:

(a)           not later than 10 days (or such shorter period as reasonably acceptable to the Administrative Agent) prior to the delivery of any certificate required by the terms and provisions of Section 5.01(c) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 6.06, the Company shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA attributable to such Material Project, and

(b)           prior to the date the certificate required by the terms and provisions of Section 5.01(c) is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent, and

(ii)           the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).

Any Material Project EBITDA Adjustment with respect to any Material Project of an entity with respect to which the Company holds an equity method investment of at least 40% shall be determined as set forth above based upon the projected (prior to the Commercial Operation Date) and actual (on and after the Commercial Operation Date) cash dividends projected to be received or actually received by the Company on a consolidated basis from such entity.

“Material Subsidiary” means any Subsidiary the value of the assets of which exceeds 5% of Consolidated Assets as of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as the case may be.

“Maturity Date” means the earlier of (a) the Stated Maturity Date and (b) the acceleration of the Obligations pursuant to Section 7.01.

“Minimum Collateral Amount” means, solely for purposes of Section 2.21 and 2.22, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Maximum Rate” has the meaning specified in Section 10.13.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means with respect to any Person for any period that net income of such Person for such period determined in accordance with GAAP; provided that there shall be excluded, without duplication, from such net income (to the extent otherwise included therein).

(a)                                 net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure of such Person under rate cases);

(b)                                 net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

(c)                                  any gains or losses attributable to write-ups or write-downs of assets; and

(d)                                 proceeds of any key man insurance, or any insurance on property, plant or equipment.

“Net Worth” means, as to the Company at any date, the sum of the amount of partners’ capital of the Company determined as of such date in accordance with GAAP, provided there shall be excluded, without duplication, from such determination (to the extent otherwise included therein) the amount of accumulated other comprehensive gain or loss as of such date.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.02 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Committed Note or a Swingline Note.

“Notice of Account Designation” has the meaning specified in Section 2.07.

“Notice of Default” has the meaning specified in Section 7.01.

“Notice of Prepayment” has the meaning specified in Section 2.11.

“Obligations” means collectively:

(a)                                 the payment of all indebtedness and liabilities by, and performance of all other obligations of, the Company in respect of the Loans;

(b)                                 all obligations of the Company and the Subsidiary Borrower under, with respect to, and relating to the Letters of Credit whether contingent or matured;

(c)                                  the payment of all other indebtedness and liabilities by and performance of all other obligations of, the Company and the Subsidiary Borrower to the Administrative Agent, the Issuing Banks and the Lenders under, with respect to, and arising in connection with, the Loan Documents, and the payment of all indebtedness and liabilities of the Company and the Subsidiary Borrower to the Administrative Agent, the Issuing Banks and the Lenders for fees, costs, indemnification and expenses (including reasonable attorneys’ fees and expenses) under the Loan Documents;

(d)                                 the reimbursement of all sums advanced and costs and expenses incurred by the Administrative Agent under any Loan Document (whether directly or indirectly) in connection with the Obligations or any part thereof or any renewal, extension or change of or substitution for the Obligations or, any part thereof, whether such advances, costs and expenses were made or incurred at the request of either Borrower or the Administrative Agent; and

(e)                                  all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the items described under clauses (a) through (d) above.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)) treating the assignee and the assignor with respect to any such assignment as the recipient for purposes of the definition of Other Connection Taxes.

“Participant” has the meaning assigned to such term in Section 10.05(c).

“Participant Register” has the meaning specified in Section 10.05(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Level” means a reference to one of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

“Performance Level I” means, at any date of determination, that the Company shall have a Company Debt Rating in effect on such date of at least A- by S&P or at least A3 by Moody’s.

“Performance Level II” means, at any date of determination, (a) that the Performance Level does not meet the requirements of Performance Level I and (b) that the Company shall have a Company Debt Rating in effect on such date of at least BBB+ by S&P, or at least Baa1 by Moody’s.

“Performance Level III” means, at any date of determination, (a) that the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) that the Company shall have a Company Debt Rating in effect on such date of at least BBB by S&P, or at least Baa2 by Moody’s.

“Performance Level IV” means, at any date of determination, (a) that the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) that the Company shall have a Company Debt Rating in effect on such date of at least BBB- by S&P, or at least Baa3 by Moody’s.

“Performance Level V” means, at any date of determination, that the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

“Permitted Holders” means any of the holders of the Voting Stock of the General Partner on the date of this Agreement

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any member of its ERISA Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plantation Pipe Line” means Plantation Pipe Line Company, a Delaware and Virginia corporation.

“Pledged Bonds” has the meaning specified in Section 2.06.

“Prime Rate” shall mean the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate.  Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Principal Office” shall mean the principal office of the Administrative Agent, presently located in Charlotte, North Carolina, or such other location as designated by the Administrative Agent from time to time.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning specified in Section 10.05.

“Regulation A” means Regulation A of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, subject to the provisions of Section 10.02(b), Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Requirement of Law” shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Reserve Requirement” means, for any day a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or other Governmental Authority to which the Administrative Agent is subject with respect to LIBOR, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentage shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulations.  The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“Responsible Officer” means, as used with respect to the Company or the Subsidiary Borrower, the Chairman, Vice Chairman, President, any Vice President, Chief Executive Officer, Chief Financial Officer, Controller or Treasurer of the Delegate.

“Restricted Payment” means any distribution (whether in cash, securities or other property) with respect to any partnership interest in the Company, or any payment (whether in cash, securities or other property), including any deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such partnership interest or any option or other right to acquire any such partnership interest; provided, however, that (a) distributions with respect to the partnership interests in the Company that do not exceed, with respect to any fiscal quarter of the Company, the amount of Available Cash for such quarter shall not constitute Restricted Payments so long as both before and after the making of such distribution, no Default exists under Section 7.01(b) and no Event of Default shall have occurred and be continuing, (b) any partnership interest split, partnership interest reverse split, dividend of Company partnership interests or similar transaction will not constitute a Restricted Payment and (c) the Company’s open market repurchases of any of its partnership interests and  acquisitions by officers, directors and employees of the Company of partnership interests in the Company through cashless exercise of options pursuant to the Company’s Common Unit Option Plan shall not constitute Restricted Payments.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to its function.

“Specified Acquisition” means, at the election of the Company, one or more acquisitions of assets or entities or operating lines or divisions in any rolling 12-month period for an aggregate purchase price of not less than $100,000,000.

“Stated Maturity Date” means May 1, 2018.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless the context otherwise clearly requires, references in this Agreement to a “Subsidiary” or the “Subsidiaries” refer to a Subsidiary or the Subsidiaries of the Company.  Notwithstanding the foregoing, Plantation Pipe Line shall not be a Subsidiary of the Company until such time as its assets and liabilities, profit or loss and cash flow are required under GAAP to be consolidated with those of the Company.

“Subsidiary Borrower” has the meaning specified in the introduction to this Agreement.

“Subsidiary Borrower Letter of Credit” means irrevocable letter of credit No. S113181 issued by First Union National Bank (now Wells Fargo) in the original face amount of $24,128,548 for the account of the Subsidiary Borrower and for the benefit of Trustee.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Wells Fargo, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Note” means a promissory note of the Company payable to the order of the Swingline Lender in substantially the form of Exhibit 1.01-D, together with all modifications, extensions, renewals and rearrangements thereof.

“Syndication Agents” has the meaning specified in the introduction to this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, or withholdings (including backup withholding) assets, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Total Capitalization” means, as to the Company at any date, the sum of Consolidated Indebtedness (determined at such date) and the Net Worth (determined as at the end of the most recent fiscal quarter of the Company for which financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable, have been delivered).

“Total Commitment” means the sum of the Commitments of the Lenders.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the Existing Letters of Credit and the issuance of the other Letters of Credit hereunder.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as the beneficiary of the Subsidiary Borrower Letter of Credit and any successor beneficiary.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Alternate Base Rate.

“Uncommitted Letter of Credit” has the meaning specified in Section 2.06(b).

“United States” and “U.S.” each means United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(3) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.17(g).

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person or its managing member or its general partner (or its managing general partner if there is more than one general partner).

“Wells Fargo” has the meaning specified in the Preliminary Statements.

“Wholly-owned Subsidiary” means a Subsidiary of which all issued and outstanding Capital Stock (excluding (a) in the case of a corporation, directors’ qualifying shares, (b) in the case of a limited partnership, a 2% general partner interest and (c) in the case of a limited liability company, a 2% managing member interest) is directly or indirectly owned by the Company.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Administrative Agent and the Company.

SECTION 1.02 Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or “Eurodollar Borrowing” or an “ABR Loan” or “ABR Borrowing”).

SECTION 1.03 Accounting Terms; Changes in GAAP.  All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the Company on a consistent basis, except to the extent that a deviation therefrom is expressly stated.  Should there be a change in GAAP from that in effect on the Execution Date, such that any of the defined terms set forth in Section 1.01 and/or compliance with the covenants set forth in Article VI would then be calculated in a different manner or with different components or any of such covenants and/or defined terms used therein would no longer constitute meaningful criteria for evaluating the matters addressed thereby prior to such change in GAAP (a) the Company and the Required Lenders agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to modify the defined terms set forth in Section 1.01 or the covenants set forth in Article VI, or both, in such respects as shall reasonably be deemed necessary by the Required Lenders that the criteria for evaluating the matters addressed by such covenants are substantially the same criteria as were effective prior to any such change in GAAP, and (b) the Company shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Company would have been in compliance therewith under GAAP as in effect immediately prior to such change.

SECTION 1.04 Interpretation.  In this Agreement, unless a clear contrary intention appears:

(a)                                 the singular number includes the plural number and vice versa;

(b)                                 reference to any gender includes each other gender;

(c)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(d)                                 reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

(e)                                  except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified, or extended, renewed, refunded, substituted or replaced, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note or Indebtedness or other indebtedness includes any note or indebtedness issued pursuant hereto in extension or renewal or refunding thereof or in substitution or replacement therefor;

(f)                                   unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

(g)                                  the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(h)                                 with respect to the determination of any period of time, except as expressly provided to the contrary, the word “from” means “from and including” and the word “to” means “to but excluding”;

(i)                                     reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

(j)                                    the words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties.

ARTICLE II
THE CREDITS

SECTION 2.01 Commitments.

(a)                                 Subject to the terms and conditions set forth herein, each Lender agrees to make Committed Loans to the Company from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (ii) the sum of the total Credit Exposures, exceeding the Total Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Committed Loans.

(b)                                 The Company shall have the right, without the consent of the Lenders but with the prior approval of the Administrative Agent, not to be unreasonably withheld, to cause from time to time an increase in the total Commitments of the Lenders by adding to this Agreement one or more additional Lenders or by allowing one or more Lenders to increase their respective Commitments; provided however (i) no Event of Default shall have occurred hereunder which is continuing, (ii) no such increase shall cause the aggregate Commitments hereunder to exceed $3,000,000,000 and (iii) no Lender’s Commitment shall be increased without such Lender’s consent.

SECTION 2.02 Loans and Borrowings.

(a)                                 Each Committed Loan shall be made as part of a Borrowing consisting of Committed Loans made by the Lenders in accordance with their Applicable Percentage of the Total Commitment.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f).  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.  There shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Stated Maturity Date.

SECTION 2.03 Requests for Borrowings.

To request a Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Charlotte, North Carolina, time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Charlotte, North Carolina, time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic communication (e-mail) to the Administrative Agent of a written Borrowing Request in a form of Exhibit 2.03 (a “Borrowing Request”) and signed by the Company.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)                                 the aggregate amount of the requested Borrowing;

(b)                                 the date of such Borrowing, which shall be a Business Day;

(c)                                  whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(d)                                 in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(e)                                  the location and number of the Company’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Intentionally Omitted.

SECTION 2.05 Swingline Loans.

(a)                                 Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Credit Exposures exceeding the Total Commitment; provided that (A) (1) each Swingline Loan shall be in a minimum amount of $5,000,000 and (2) repayable in full as provided in Section 2.10, and (B) the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b)                                 To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, Charlotte, North Carolina, time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent (if not the Swingline Lender) will promptly advise the Swingline Lender of any such notice received from the Company.  So long as the Swingline Lender and the Administrative Agent are Wells Fargo or (if not Wells Fargo), the same institution is acting both as the Administrative Agent and as the Swingline Lender, the Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the deposit account of the Company with the Swingline Lender identified in the most recent Notice of Account Designation by 3:00 p.m., Charlotte, North Carolina, time, on the requested date of such Swingline Loan.

(c)                                  The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, Charlotte, North Carolina, time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Total Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company or the Subsidiary Borrower of any default in the payment thereof.

SECTION 2.06 Letters of Credit.

(a)                                 Existing Letters of Credit.  The parties hereto acknowledge that on and after the Effective Date, each Existing Letter of Credit shall be a Letter of Credit issued by the Issuing Bank shown as the issuer thereof on Exhibit 1.01-B for the account of the Subsidiary Borrower in the case of the Subsidiary Borrower Letter of Credit and for the account of the Company with respect to all other Existing Letters of Credit.  Any Letter of Credit issued by Wachovia Bank, National Association, or First Union National Bank shall be deemed to be a Letter of Credit issued by Wells Fargo.  The Subsidiary Borrower hereby pledges, assigns, transfers and delivers to Wells Fargo, as the Issuing Bank that has issued the Subsidiary Borrower Letter of Credit, all its right, title and interest to all Bonds purchased with funds drawn under the Subsidiary Borrower Letter of Credit (the “Pledged Bonds”), and hereby grants to such Issuing Bank a first lien on, and security interest in, its rights, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof or substitutions therefor, as collateral security for the prompt and complete payment when due of the amounts payable in respect of the Subsidiary Borrower Letter of Credit.  During such time as any Bonds are Pledged Bonds, the Issuing Bank that has issued the Subsidiary Borrower Letter of Credit shall be entitled to exercise all of the rights of a holder of Bonds with respect to voting, consenting and directing the Trustee as if such Issuing Bank were the owner of such Bonds, and the Subsidiary Borrower hereby grants and assigns to such Issuing Bank all such rights.

(b)                                 General.  Subject to the terms and conditions set forth herein, the Company may request the issuance, amendment, renewal or extension of Letters of Credit from an Issuing Bank for its own account individually or for its own account and that of any Subsidiary as co-applicants, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period.  Subject to the terms and conditions set forth herein, such Issuing Bank shall have an obligation to issue a Letter of Credit (each such Letter of Credit a “Committed Letter of Credit”), and to amend, renew or extend any Letter of Credit previously issued by it, under this Section 2.06 if, after giving effect to any such issuance, amendment, renewal or extension, (i) the LC Exposure for all Letters of Credit issued by such Issuing Bank would not exceed such Issuing Bank’s Letter of Credit Commitment at such time, (ii) the total LC Exposure would not exceed the LC Sublimit and (iii) the total Credit Exposure does not exceed the Total Commitment.  In addition, at the request of the Company, an Issuing Bank may in its sole discretion agree to issue, amend, renew, or extend  Letters of Credit for the account of the Company individually or for its own account and that of any Subsidiary provided, however, after giving effect to any such issuance, amendment, renewal or extension, (i) the total LC Exposure shall not exceed the LC Sublimit, and (ii) the total Credit Exposure shall not exceed the Total Commitment (each such Letter of Credit, an “Uncommitted Letter of Credit”).  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Application  or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank thereof relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  All Letters of Credit issued and deemed issued under this Section 2.06 shall constitute utilization of the Total Commitment including the total Letter of Credit Commitments in an amount equal to the LC Exposure relating to such Letters of Credit.  All Letters of Credit issued under this Agreement shall be denominated in U.S. dollars.  In no event shall Barclays Bank PLC be obligated to issue any Letter of Credit other than a stand-by Letter of Credit.

(c)                                  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication (e-mail), if arrangements for doing so have been approved by the designated Issuing Bank) to the designated Issuing Bank and the Administrative Agent (not less than five Business Days (unless otherwise acceptable to such Issuing Bank) in advance of the requested date of issuance, amendment, renewal or extension) a notice (a “Letter of Credit Request”) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with Section 2.06(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank that has been requested to issue such Letter of Credit, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form (an “Application”) in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, (i) at any time prior to the Stated Maturity Date (A) the sum of the total Credit Exposures at any time shall not exceed the Total Commitment, (B) the LC Exposure  in respect of  Committed Letters of Credit issued by any Issuing Bank shall not exceed the Letter of Credit Commitment of such Issuing Bank and (C) the total LC Exposure shall not exceed the LC Sublimit, and (ii) at any time on and after the Stated Maturity Date (A) no Lender shall have any Credit Exposure other than its LC Exposure, and (B) the total Credit Exposure of all Lenders (consisting of their respective LC Exposures) shall not exceed 50% of the amount of the LC Commitment immediately prior to the Stated Maturity Date.  Upon the issuance, amendment, renewal or extension of each Letter of Credit, the Issuing Bank that has issued such Letter of Credit will notify the Administrative Agent, who, in turn, will notify the Lenders, of the amount and type of such Letter of Credit that is issued, amended, renewed or extended pursuant to this Agreement.

(d)                                 Expiration Date.  Each Letter of Credit (other than the Subsidiary Borrower Letter of Credit) shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) May 1, 2018.

(e)                                  Participations.  On the Effective Date with respect to the Existing Letters of Credit and by the issuance of each other Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Lenders, the Issuing Bank that has issued such Letter of Credit hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in Section 2.06(f), or of any reimbursement payment required to be refunded to the Company for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Total Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)                                   Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower for whose account such Letter of Credit was issued shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Charlotte, North Carolina, time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., Charlotte, North Carolina, time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time; provided that if such Borrower fails to make such payment when due, then, upon demand by such Issuing Bank sent to the Administrative Agent and each Lender before 10:00 a.m., Charlotte, North Carolina, time, each Lender shall pursuant to Section 2.07 on the same day make available to the Administrative Agent for delivery to such Issuing Bank, immediately available funds in an amount equal to such Lender’s Applicable Percentage of the amount of such payment by such Issuing Bank, and the funding of such amount shall be treated as the funding of an ABR Loan by such Lender to such Borrower.  Notwithstanding anything herein or in any other Loan Document to the contrary, the funding obligations of the Lenders set forth in this Section 2.06(f) shall be binding regardless of whether or not a Default or an Event of Default shall exist or the other conditions precedent in Article III are satisfied at such time. If and to the extent any Lender fails to effect any payment due from it under this Section 2.06(f) to the Administrative Agent, then interest shall accrue on the obligation of such Lender to make such payment from the date such payment became due to the date such obligation is paid in full at a rate per annum equal to the Federal Funds Effective Rate.  The failure of any Lender to pay its Applicable Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to pay to the Administrative Agent its Applicable Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to pay to the Administrative Agent such other Lender’s Applicable Percentage of any such payment.

(g)                                  Obligations Absolute.  The Company’s obligation to reimburse (or in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower’s obligation to reimburse) LC Disbursements as provided in Section 2.06(f) shall, to the extent permitted by law, be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)                                     any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein;

(ii)                                  any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit, this Agreement or any other Loan Document;

(iii)                               the existence of any claim, setoff, defense or other right that either Borrower, or any Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv)                              any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi)                              any other act or omission to act or delay of any kind of the Issuing Banks, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of either Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower for whose account such Letter of Credit was issued to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that each Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence, willful misconduct or unlawful conduct on the part of such Issuing Bank.  Without limiting the generality of the foregoing, it is understood that each Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that each Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)                                 Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it.  Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower for whose account such Letter of Credit was issued by telephone (confirmed by telecopy) or by electronic communication (e-mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve either Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(i)                                     Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Company (or, in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower) shall reimburse such LC Disbursement in full on the date specified in Section 2.06(f), the unpaid amount thereof shall bear interest, for each day from the date such LC Disbursement is made to the date that the Company (or, in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower) reimburses such LC Disbursement (or all Lenders make the payments to the Administrative Agent contemplated by Section 2.06(f) and treated pursuant to said Section as constituting the funding of ABR Loans), at the rate per annum then applicable to ABR Committed Loans.

(j)                                    Intentionally Omitted.

(k)                                 Cash Collateralization.  If (i) any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, (ii) a Change in Control shall occur, or (iii) any Letter of Credit (A) remains outstanding on the fifth Business Day prior to the Stated Maturity Date, or (B) is issued during the period commencing with such fifth Business Day and ending on the Business Day immediately preceding the Stated Maturity Date, the Company shall deposit in an account with the Administrative Agent, in the name of the

Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon (or in the case of any issuance of a Letter of Credit referred to in the foregoing clause (iii)(B), an amount in cash equal to the LC Exposure in respect of such Letter of Credit); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon (A) the occurrence of any event described in the foregoing clauses (i), (ii) or (iii)(B) or (B) the occurrence of any Event of Default with respect to either Borrower described in clause (g) or (h) of Section 7.01.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits (which investments shall be made at the option and sole discretion of the Administrative Agent, but only in investments rated at least AA (or equivalent) by at least one nationally recognized rating agency, if such deposit has been made by reason of a Change in Control having occurred, or any Letter of Credit remaining outstanding on the Stated Maturity Date, and in any event at the Company’s risk and expense) such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account and may, subject to the immediately preceding sentence be reinvested from time to time.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement and the other Loan Documents.  If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.  If the Company is required to provide an amount of cash collateral hereunder as a result of any Letter of Credit remaining outstanding on the Stated Maturity Date, then such cash collateral or portion thereof shall be released promptly following: (i) the elimination of the applicable LC Exposure or (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral.

SECTION 2.07 Funding of Borrowings.

(a)                                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Charlotte, North Carolina, time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05.  The Company hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to Section 2.03 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Company identified in the most recent Notice of Account Designation substantially in the form of Exhibit 2.07 hereto (a Notice of Account Designation”) delivered by the Company to the Administrative Agent or otherwise agreed upon by the Company and the Administrative Agent from time to time; provided that ABR Committed Loans made to finance the reimbursement of an LC Disbursement as provided in Sections 2.06(e) and (f) shall be remitted by the Administrative Agent to the Issuing Bank that has made such LC Disbursement.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or prior to 12:00 noon, Charlotte, North Carolina, time, on such date in the case of an ABR Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available on such date in accordance with

Section 2.07(a) and may, in reliance upon such assumption, make available to the Company a corresponding amount.  In such event, if a Lender has not in fact made its Applicable Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from the date such amount is made available to the Company to the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Company, the interest rate applicable to ABR Loans.  If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08 Interest Elections.

(a)                                 Subject to Section 2.14, each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, subject to Section 2.14, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08.  The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                                 To make an election pursuant to this Section 2.08, the Company shall notify the Administrative Agent of such election by telephone or by electronic communication (e-mail) receipt of which, in each case, is confirmed by the Administrative Agent by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or by electronic communication (e-mail) to the Administrative Agent of a written Interest Election Request in the form of Exhibit 2.08 (an “Interest Election Request”).

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if and so long as an Event of Default is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then so long as an Event of Default has occurred and is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing, and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09 Termination and Reduction of Commitments.

(a)                                 Unless previously terminated, the Total Commitment shall terminate on the Maturity Date.

(b)                                 The Company may at any time terminate, or from time to time reduce, the Total Commitment or the Letter of Credit Commitments, in whole or in part; provided that (i) each partial reduction of the Total Commitment or the Letter of Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the total Credit Exposures would exceed the Total Commitment and (iii) the Company shall not terminate or reduce the Letter of Credit Commitments if, after giving effect to such a termination or reduction (A) the total LC Exposure would exceed the total LC Commitments, as so reduced or (B) the LC Exposure of any Issuing Bank would exceed its Letter of Credit Commitment.

(c)                                  The Company shall notify the Administrative Agent of any election to terminate or reduce the Total Commitment or the Letter of Credit Commitments under Section 2.09(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Total Commitment or the Letter of Credit Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other event, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Total Commitment or the Letter of Credit Commitments shall be permanent.  Except as expressly provided in Section 2.21, each reduction of the Total Commitment shall be made ratably among the Lenders in accordance with their Applicable Percentages and the Letter of Credit Commitments

(d)                                 The Total Commitment shall automatically terminate on the date a Change in Control occurs.

SECTION 2.10 Repayment of Loans; Evidence of Debt.

(a)                                 The Company hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Committed Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan not later than seven days after the date such Loan is made.  In addition, if the total Credit Exposures exceeds the Total Commitment, the Company shall pay to the Administrative Agent for the account of each Lender an aggregate principal amount of Committed Loans or Swingline Loans sufficient to cause the Credit Exposures not to exceed the Total Commitment; provided, however, if the repayment of the outstanding Committed Loans and/or Swingline Loans does not cause the total Credit Exposures, to be equal to or less than the Total Commitment, the Company shall deposit in an account with the Administrative Agent in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the amount by which the total Credit Exposures exceeds the Total Commitment, which cash deposit shall be held by the Administrative Agent for the payment of the Obligations of the Borrowers under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account other than any interest earned on the investment of such deposit (which investments shall be made at the option and sole discretion of the Administrative Agent, but only in investments rated at least AA (or equivalent) by at least one nationally recognized rating agency, unless an Event of Default shall have occurred and be continuing, and in any event at the Company’s risk and expense).  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time, or if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement and the other Loan Documents.  At any time when the sum of the total Credit Exposures does not exceed the Total Commitment and so long as no Default under Section 7.01(b) or Event of Default shall then exist, upon the request of the Company the amount of such deposit (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after receipt of such request.

(b)                                 On the date that a Change in Control occurs, the Company shall repay the outstanding principal amount of the Loans and all other amounts outstanding hereunder and under the other Loan Documents and shall comply with the provisions of Section 2.06(k).

(c)                                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)                                 The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)                                  The entries made in the accounts maintained pursuant to Section 2.10(c) or (d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein;

provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error or conflict therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)                                   Any Lender may request that Loans made by it be evidenced by a Committed Note.  In such event, the Company shall prepare, execute and deliver to such Lender a Committed Note.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.05) be represented by one or more promissory notes in such forms payable to the order of the payee named therein.

SECTION 2.11 Prepayment of Loans.

(a)                                 The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.11(b).

(b)                                 The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or electronic communication (e-mail) in the form of Exhibit 2.11 (a “Notice of Prepayment”)) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Charlotte, North Carolina, time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Charlotte, North Carolina, time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Charlotte, North Carolina, time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, Type and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Total Commitment as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination of the Total Commitment is revoked in accordance with Section 2.09.  Each partial prepayment shall be in an aggregate amount not less than, and shall be an integral multiple of, the amounts shown below with respect to the applicable Type of Loan or Borrowing:

Type of Loan/Borrowing	Integral Multiple of	Minimum Aggregate Amount
Eurodollar Borrowing	$1,000,000	$3,000,000
ABR Borrowing	1,000,000	1,000,000
Swingline Loan	100,000	1,000,000

Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  If the Company fails to designate the Type of Borrowings to be prepaid, partial prepayments shall be applied first to the outstanding Swingline Loans until the outstanding principal amount of all Swingline Loans is repaid in full, then to the outstanding ABR Borrowings until the outstanding principal amount of all ABR Borrowings is repaid in full, and then to the outstanding principal amount of Eurodollar Borrowings.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied to the Loans included in the prepaid Borrowing in accordance with the Lenders’ Applicable Percentages of such Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12 Fees.

(a)                                 The Company agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a facility fee (the “Facility Fee”), which shall accrue at the applicable Facility Fee Rate on the daily amount of the Commitment of such Lender, whether used or unused, during the period from the date of this Agreement to the later of (i) the date on which such Commitment terminates and (ii) the date on which the Loans are paid in full; provided that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from the date on which its Commitment terminates to the date on which such Lender ceases to have any Credit Exposure.  Accrued Facility Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Commitments terminate and the date the Loans are paid in full, commencing on the first such date to occur after the date hereof.  All Facility Fees shall be computed on the basis of a year of 365 or 366 days, as the case may be and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 Company agrees to pay (i) to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a participation fee with respect to its participations in Letters of Credit which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure (ii) to each Issuing Bank that has issued a Committed Letter of Credit a fronting fee, which shall accrue at a rate per annum equal to .150% times the daily maximum amount available to be drawn under such Committed Letter of Credit issued, renewed or extended by such Issuing Bank during the period from the Effective Date to the date on which there ceases to be any LC Exposure with respect to such Committed Letter of Credit and (iii) to each Issuing Bank that has issued an Uncommitted Letter of Credit, a fronting fee which shall accrue a rate agreed to by the Company and such Issuing Bank (and notified to the Administrative Agent ) on the average daily amount of the LC Exposure in respect of such Uncommitted Letter of Credit from the date such Uncommitted Letter of Credit is issued to the date on which there ceases to be any LC Exposure with respect to such Uncommitted Letter of Credit.  The Company also agrees to pay each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or the processing of drawings thereunder.  Accrued participation fees and fronting fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Total Commitment terminates and any such fees accruing after the date on which the Total Commitment terminates shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees shall be computed on the basis of a year of 365 or 366 days, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  The Company agrees to pay to the Administrative Agent and each Joint Book Runner, for their own accounts, fees payable in the amounts and at the times specified in (i) that letter agreement dated April 8, 2013 among the Company, Wells Fargo Securities, LLC, and Wells Fargo, and (ii) that letter agreement dated April 8, 2013 among the Company, Barclays Bank PLC, Citi, DNB Markets, Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as from time to time amended, collectively, the “Fee Letters”).

(d)                                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it)

(for distribution, in the case of Facility Fees and participation fees to the Lenders).  Except as required by law, fees paid shall not be refundable under any circumstance.

SECTION 2.13 Interest.

(a)                                 The Loans comprising each ABR Borrowing (excluding each Swingline Loan) shall bear interest at a rate per annum equal to the sum of Alternate Base Rate plus the Applicable Margin.  Each Swingline Loan shall (i) prior to the acquisition by any Lender of a participation therein pursuant to Section 2.05(c), bear interest on each day at the LIM Rate for such date plus an amount equal to the Applicable Margin that would be applicable to LIBOR Borrowings on such day, and (ii) upon and following the acquisition by any Lender of a participation therein, be an ABR Loan and shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)                                 The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin,

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the Alternate Base Rate.

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Committed Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Committed Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Total Commitment.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360-day year of twelve 30-day months, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15 Increased Costs.

(a)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Rate) or any Issuing Bank;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Company will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 and delivered to the Company, shall be conclusive absent manifest error.  The Company shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.16 Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (unless such failure was caused by the failure of a Lender to make such Loan), convert, continue or prepay any Eurodollar Loan, or the failure to convert an ABR Loan to a Eurodollar Loan, on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09 and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBOR Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the Eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17 Taxes.

(a)                                 Defined Terms.  For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of either Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of the Withholding Agent) requires the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Borrowers.  Each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Borrowers.  The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, neither Borrower shall be required to indemnify a Recipient pursuant to this Section 2.17(d) for any Indemnified Taxes unless such Recipient makes written demand on the Company for indemnification for such Indemnified Taxes no later than six months after the earlier of (i) the date on which such Recipient receives written demand from the relevant Governmental Authority for payment of such Indemnified Taxes or (ii) the date on which such Recipient has made payment of such Indemnified Taxes.  A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.05 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by either Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by either Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower,

(A)                               any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.17-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-

8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.17-B or Exhibit 2.17-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.17-D on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to each Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-

Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 The Company shall make or, in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower shall make, each payment required to be made by such Borrower hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, Charlotte, North Carolina, time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its Principal Office, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (x) any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Company will not make (or in the case of the Subsidiary Borrower Letter of Credit, the Subsidiary Borrower will not make) such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(f), 2.07(b), 2.18(d) or 8.08, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation of Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.15, or requires either Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of such Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 2.15, or if either Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.19(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.05;

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with applicable law; and

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20 Telephonic Notices.  Without in any way limiting the obligation of the Company or the Subsidiary Borrower to confirm in writing any telephonic notice it is entitled to give under this Agreement or any other Loan Document, the Administrative Agent may act without liability upon the basis of a telephonic notice believed in good faith by the Administrative Agent to be from the Company or the Subsidiary Borrower prior to receipt of written confirmation.  In each such case, each of the Company and the Subsidiary Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice.

SECTION 2.21 Defaulting Lenders    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.02.

(ii)                                  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to either Borrower as a result of any judgment of a court of competent jurisdiction obtained by either Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.21(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               (A) Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22.

(B)                               Each Defaulting Lender shall be entitled to receive letter of credit fees under Section 2.12(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22.

(C)                               With respect to any Facility Fee or letter of credit fee under Section 2.12(b) not required to be paid to any Defaulting Lender pursuant to clause (A) or

(B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              All or any part of such Defaulting Lender’s LC Exposure and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.22.

(b)                                 If the Company, the Administrative Agent and each Swingline Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Commitments (without giving effect to Section 2.21(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of either Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.22 Cash Collateral.

At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Company shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.21(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)                                 The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ LC Exposure, to be applied pursuant to clause (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)                                 Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 or Section 2.21 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)                                  Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.21 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to the Initial Credit Event.  The obligations of the Lenders to make Loans hereunder or the obligation of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied or waived in accordance with Section 10.02:

(a)                                 The Administrative Agent shall have received the following, each dated the Execution Date:

(i)                                     this Agreement executed by each party hereto;

(ii)                                  if requested by any Lender, a Committed Note or a Swingline Note, as applicable, executed by the Company and payable to the order of such Lender;

(iii)                               a certificate of an officer and of the secretary or an assistant secretary of the Delegate, certifying, inter alia (A) true and complete copies of each of the limited liability company agreement of the Delegate, the certificate of incorporation, as amended and in effect, of the General Partner, the partnership agreements, each as amended and in effect, of the Borrowers, the bylaws, as amended and in effect, of the General Partner and the resolutions adopted by the Board of Directors of the Delegate (1) authorizing the execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of the Company, the Borrowings to be made and the Letters of Credit to be issued hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the initial Borrowing Date and (3) authorizing officers of the Delegate to execute and deliver the Loan Documents to which such Borrower is or will be a party and any related documents, including any agreement contemplated by this Agreement, (B) the incumbency and specimen signatures of the officers of the Delegate executing any documents on its behalf and (C) (1) that the representations and warranties made by such Borrower in each Loan Document to which such Borrower is a party and which will be delivered at or prior to the initial Borrowing Date are true and correct in all material respects, (2) the absence of any proceedings for the dissolution or liquidation of such Borrower and (3) the absence of the occurrence and continuance of any Default or Event of Default;

(iv)                              letters from C T Corporation System, in form and substance satisfactory to the Administrative Agent evidencing the obligation of C T Corporation System to accept service of process in the State of New York on behalf of each Borrower that is not authorized to do business as a foreign corporation in the State of New York;

(v)                                 a favorable, signed opinion addressed to the Administrative Agent and the Lenders from Bracewell & Giuliani LLP, counsel to the Borrowers, the General Partner and the Delegate, given upon the express instruction of such Persons;

(vi)                              certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign entity of each Borrower, the General Partner and the Delegate in the States of Texas and Delaware; and

(vii)                           a completed Notice of Account Designation executed by the Company.

(b)                                 The Administrative Agent shall be reasonably satisfied that all required consents and approvals of any Governmental Authority and any other Person in connection with the transactions contemplated by this Section 3.01 shall have been obtained and remain in effect (except where the failure to obtain such approvals would not have a Material Adverse Effect).

(c)                                  The Company shall have paid to Wells Fargo Securities, LLC, Barclays Bank PLC, Citigroup Global Markets, Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated,  and the Administrative Agent all fees and expenses pursuant to the Fee Letters agreed upon by such parties to be paid on or prior to the Execution Date.

(d)                                 All of the lenders party to the Existing Credit Agreement are Lenders hereunder or have been replaced in accordance with the Existing Credit Agreement.

(e)                                  The Company shall have paid to Andrews Kurth LLP pursuant to Section 10.03 all reasonable fees and disbursements invoiced to the Company on or prior to the Execution Date.

SECTION 3.02 Conditions Precedent to All Credit Events.  Except with respect to Committed Loans made by the Lenders pursuant to Section 2.06(f), the obligation of the Lenders to make any Loans or to issue or extend any Letter of Credit under this Agreement (including any Loan made or Letter of Credit issued (including for the purpose of the Existing Letters of Credit) on the initial Borrowing Date) is subject to the further conditions precedent that on the date of such Credit Event:

(a)                                 The conditions precedent set forth in Section 3.01 shall have theretofore been satisfied;

(b)                                 The representations and warranties set forth in Article IV (other than the representation set forth in Section 4.07(c)) and in the other Loan Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the Borrowing Date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date), and by the Company’s delivery of a Borrowing Request, the Borrowers shall be deemed to have certified to the Administrative Agent and the Lenders that such representations and warranties are true and correct in all material respects;

(c)                                  The Company shall have complied with the provisions of Section 2.03, Section 2.05 or Section 2.06, as the case may be; and

(d)                                 No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrowers to each of the Lenders that all of the conditions specified in this Section 3.02 above exist as of that time.

SECTION 3.03 Delivery of Documents.  All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for any Notes, in sufficient counterparts or copies for each of the Lenders and shall be satisfactory in form and substance to the Lenders.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each Borrower makes for itself, and the Company makes for itself and the Subsidiary Borrower, the following representations and warranties to the Administrative Agent and the Lenders:

SECTION 4.01 Organization and Qualification.  The Company and each of the Material Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation, organization or formation, (b) has all requisite corporate, partnership, limited liability company or other power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (c) is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, individually or together with all such other failures of the Company and the Subsidiaries, have a Material Adverse Effect.

SECTION 4.02 Authorization, Validity, Etc.  Each Borrower has all requisite partnership and other power and authority to execute and deliver, and to incur and perform its obligations under this Agreement and under the other Loan Documents to which it is a party and to make the Borrowings hereunder, and all such actions have been duly authorized by all necessary proceedings on its behalf.  This Agreement and the other Loan Documents have been duly and validly executed and delivered by or on behalf of each Borrower party thereto and constitute valid and legally binding agreements of such Borrower enforceable against such Borrower in accordance with the respective terms thereof, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general principles of equity (including principles of good faith, reasonableness, materiality and fair dealing) which may, among other things, limit the right to obtain equitable remedies (regardless of whether considered in a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy.

SECTION 4.03 Governmental Consents, Etc.  No authorization, consent, approval, license or exemption of or registration, declaration or filing with any Governmental Authority, is necessary for the valid execution and delivery of, or the incurrence and performance by the Company of its obligations under, any Loan Document to which it is a party, except those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Execution Date.

SECTION 4.04 No Breach or Violation of Agreements or Restrictions, Etc.  Neither the execution and delivery of, nor the incurrence and performance by either Borrower of its obligations under, the Loan Documents to which it is a party, nor the extensions of credit contemplated by the Loan Documents, will (a) breach or violate any applicable Requirement of Law, (b) result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets (other than Liens created or contemplated by this Agreement) pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it or any of the Subsidiaries is party or by which any of its properties or assets, or those of any of the Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that neither individually nor in the aggregate could reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the organic documents of such Borrower.

SECTION 4.05 Properties.  Each of the Company and the Material Subsidiaries has good title to, or valid leasehold or other interests in, all its real and personal property material to its business free of all Liens securing Indebtedness except for such Liens permitted under Section 6.01.

SECTION 4.06 Litigation and Environmental Matters.  (a) Except as disclosed in the most recent Annual Report on Form 10-K delivered by the Company to the Lenders, there is no action, suit or proceeding by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Material Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) that involves this Agreement or the Transactions.

(a)                                 Except as disclosed in the most recent Annual Report on Form 10-K delivered by the Company to the Lenders, the associated liabilities and costs of the Company’s compliance with Environmental Laws (including any capital or operating expenditures required for clean-up or closure of properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses) are unlikely to result in a Material Adverse Effect.

SECTION 4.07 Financial Statements.

(a)                                 The consolidated balance sheet of the Company and the Subsidiaries as at December 31, 2012 and the related consolidated statements of income, comprehensive income, partners’ capital and cash flows of the Company and the Subsidiaries for the fiscal year ended on said date, with the opinion thereon of PricewaterhouseCoopers LLP and set forth in the Company’s 2012 Annual Report on Form 10-K, as filed with the SEC, fairly present, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year in accordance with GAAP.

(b)                                 The unaudited consolidated balance sheets of the Company and the Subsidiaries as at March 31, 2013 and the related consolidated statements of income and cash flows of the Company and the Subsidiaries for the three month period ended on such date and set forth in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter then ended, as filed with the SEC, fairly present, in all material respects, the consolidated financial position of the Company and the Subsidiaries as at said date and their consolidated results of their operations cash flows for the six-month period ended on said date (subject to the absence of footnotes and to normal year-end and audit adjustments), in accordance with GAAP applied on a basis consistent with the financial statements referred to in Section 4.07(a).

(c)                                  Since the date of the most recent Annual Report on Form 10-K delivered by the Company to the Lenders, there has been no material adverse change in the business, assets, liabilities or financial condition of the Company and the Subsidiaries, taken as a whole.

SECTION 4.08 Disclosure.  As of the Effective Date only, information heretofore furnished by the Company to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, together with the Executive Summary is, when taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified.  The Executive Summary and the reports, financial statements, certificates or other written information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the syndication or negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) on or prior to the Effective Date, when taken as a whole, do not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time (it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any projects may materially different from the projected results).

SECTION 4.09 Investment Company Act.  Neither Borrower is, or is regulated as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

SECTION 4.10 ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except where the failure to so fulfill such obligations and such noncompliance could individually, or together with all such failures to fulfill such obligations and all such noncompliance could reasonably be expected to result in a Material Adverse Effect.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, which waiver, failure or liability individually, or collectively with all such waivers, failures or liabilities, could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.11 Tax Returns and Payments.  The Company and the Material Subsidiaries have caused to be filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for taxes being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been created on the books of the Company and the Subsidiaries and where the failure to pay such taxes (individually or in the aggregate for the Company and the Subsidiaries) would not have a Material Adverse Effect.

SECTION 4.12 Compliance with Laws and Agreements.  Each of the Company and the Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate for the Company and the Material Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.13 Purpose of Loans.

(a)                                 All proceeds of the Loans will be used for the purposes set forth in Section 5.07.

(b)                                 None of the proceeds of the loans under the Existing Credit Agreement were, and none of the proceeds of the Loans under this Agreement will be, used directly or indirectly for the purpose of buying or carrying any “margin stock” within the meaning of Regulation U (herein called “margin stock”) or for the purpose of reducing or retiring any indebtedness which was originally incurred to buy or carry any margin stock, or for any other purpose which might constitute this transaction a “purpose” credit within the meaning of Regulation T, U or X.  Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation T, Regulation U, Regulation X, or any other regulation of the Board or to violate the Exchange Act.  Margin stock does not constitute more than 25% of the assets of the Company or the Subsidiary Borrower, or of the Company and the Subsidiaries on a consolidated basis, and the Company does not intend or foresee that it will ever do so.

SECTION 4.14 Foreign Assets Control Regulations, etc.  (a)  Neither any Letter of Credit nor any part of the proceeds of the Loans will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)                                 Neither the Company nor any Subsidiary (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person.  The Company and the Subsidiaries are in compliance, in all material respects, with the USA PATRIOT ACT.

(c)                                  Neither any Letter of Credit nor any part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company or one of the Subsidiaries.

ARTICLE V
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information.  The Company will furnish to the Administrative Agent:

(a)                                 within ten days after the date in each fiscal year on which the Company is required to file its Annual Report on Form 10-K with the SEC or, if earlier, 100 days after the end of each fiscal year (i) such Annual Report, and (ii) its audited consolidated balance sheet and the related consolidated statements of income, comprehensive income, operations, partners’ capital and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by, and accompanied by an opinion (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of their audit) of, PricewaterhouseCoopers LLP, or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that (x) the Company shall be deemed to have furnished said Annual Report on Form 10-K for purposes of clause (i) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Annual Report contains such consolidated balance sheet and such consolidated statements of results of income, comprehensive income, partners’ capital and cash flows, and the report thereon of such independent public accountants (without qualification or exception, and to the effect, as specified above), the Company shall not be required to comply with clause (ii);

(b)                                 within five days after each date in each fiscal year on which the Company is required to file a Quarterly Report on Form 10-Q with the SEC or, if earlier, 50 days after the end of each fiscal quarter (i) such Quarterly Report, and (ii) its consolidated balance sheet and the related consolidated statements of income and cash flows as of the end of and for the fiscal quarter to which said Quarterly Report relates and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end and for the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that (x) the Company shall be deemed to have furnished said Quarterly Report for purposes of clause (i) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Quarterly Report contains such consolidated balance sheet and consolidated statements of income and cash flows, and such certifications, the Company shall not be required to comply with clause (ii);

(c)                                  simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate in substantially the form of Exhibit 5.01 signed by an authorized financial or accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 6.06 on the date of such financial statements, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d)                                 prompt written notice of the following:

(i)                                     the occurrence of any Default or Event of Default or Change in Control Event and

(ii)                                  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(each notice delivered under this Section 5.01(d) to be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto);

(e)                                  without duplication of any other requirement of this Section 5.01, promptly upon the mailing thereof to the public unitholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(f)                                   promptly upon the filing thereof with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 8-K which the Company shall have filed with the SEC;

(g)                                  if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) (other than such event as to which the 30-day notice requirement is waived) with respect to any Plan which would reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

(h)                                 from time to time such other information (other than projections) regarding the business, affairs or financial condition of the Company or any Subsidiary as the Required Lenders or the Administrative Agent may reasonably request.

Information required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(f) above shall be deemed to have been delivered on the date on which the Company provides notice to the Administrative Agent and the Lenders that such information has been posted on “EDGAR” or the Company’s website or another website identified in such notice and accessible by the Administrative Agent and the Lenders without charge (and the Company hereby agrees to provide such notice); provided that such notice may be included in a certificate delivered pursuant to Section 5.01(c).

SECTION 5.02 Existence, Conduct of Business.  The Company will, and will cause each of the Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to do so (individually or collectively with all such failures) could not reasonably expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

SECTION 5.03 Payment of Obligations.  The Company will, and will cause each of the Material Subsidiaries to, pay, before the same shall become delinquent or in default, its Indebtedness and tax liabilities but excluding Indebtedness (other than the Obligations) than is not in excess of $75,000,000, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.04 Maintenance of Properties; Insurance.

(a)                                 The Company will keep, and will cause each Material Subsidiary to keep, all property material to the conduct its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, in the reasonable judgment of the Company.

(b)                                 The Company will maintain or cause to be maintained with, in the good faith judgment of the Company, financially sound and reputable insurers, or through self-insurance, insurance with respect to its properties and business and the properties and businesses of the Subsidiaries against loss or damage of the kinds customarily insured against by business enterprises of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance may include self-insurance or be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with the approved practices of business enterprises of established reputation similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and, notwithstanding the foregoing provisions of this Section 5.04 the Company or any Subsidiary may effect workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction any through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable laws.

SECTION 5.05 Books and Records; Inspection Rights.  The Company will, and will cause each of the Material Subsidiaries to, keep, in accordance with GAAP, books of record and account.  The Company will, and will cause each of the Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice during normal business hours, and, if the Company shall so request, in the presence of a Responsible Officer or an appointee of a Responsible Officer, at the expense of the Administrative Agent or such Lender (unless an Event of Default exists, in which event the expense shall be that of the Company) to visit and inspect its properties, to examine and make extracts from its books and records (subject to compliance with confidentiality agreements and applicable copyright law), and to discuss its affairs, finances and condition with its officers, all at such times, and as often, as reasonably requested, but unless an Event of Default exists, no more frequently than once during each calendar year.

SECTION 5.06 Compliance with Laws.  The Company will, and will cause each of the Material Subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07 Use of Proceeds.  The proceeds of the Loans will be used only for (a) refinancing (i) amounts outstanding under the Existing Credit Agreement, (ii) other Indebtedness of the Company and the Subsidiaries, and (iii) commercial paper, and (b) working capital and other general partnership purposes.

ARTICLE VI
NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01 Liens.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien securing Indebtedness on any property or asset now owned or hereafter acquired by it except:

(a)                                 Capital Lease Obligations;

(b)                                 Liens existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, in each case, pursuant to security documents in effect prior to the acquisition of such property or asset or such Person becoming a Subsidiary (“Existing Security Documents”), and securing Indebtedness whose incurrence, for purposes of this Agreement, by virtue of acquisition of such property or asset, or by virtue of such Person so becoming a Subsidiary, would not result in a violation of Section 6.06; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary except to the extent such Lien attaches to such property or assets pursuant to Existing Security Documents, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.  For purposes of this Section 6.01(b), the Indebtedness so secured shall be deemed to have been incurred on the last day of the fiscal quarter then most recently ended; and

(c)                                  Liens, not otherwise permitted by the foregoing clauses (a) and (b), securing Indebtedness in an aggregate amount not exceeding 15% of Consolidated Net Tangible Assets.

SECTION 6.02 Fundamental Changes.  The Company will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of the Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless: (a) at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing; and (b) the Company or such Material Subsidiary is the surviving entity or the recipient of the assets so sold, transferred, leased or otherwise disposed of in any such sale, transfer, lease or other disposition of assets, provided, that no such merger, consolidation, sale, transfer, lease or other disposition shall have the effect of releasing the Company from any of the Obligations.  Notwithstanding the foregoing, this Section 6.02 shall not be deemed to prohibit, or to have prohibited, any sale, transfer, lease or other disposition by the Company or any Material Subsidiary of any assets, including stock or other equity interests (each, an “Asset Disposition”), if  the sum of

(i)                                     the value, on the Disposition Date with respect thereto, of the assets subject to such Asset Disposition, plus

(ii)                                  the values, on the respective Disposition Dates with respect thereto, of any and all other assets subject to Asset Dispositions  whose Disposition Dates occurred during the same Test Period as the Disposition Date of the Asset Disposition referred to in the preceding clause (i), minus

(iii)                               the values, as of the applicable acquisition dates thereof, of any and all assets acquired during the same Test Period as the Disposition Date of the Asset Disposition referred to in the preceding clause (i)

did not exceed Consolidated EBITDA for such Test Period.  For purposes of the next preceding sentence

(x)                                 the term “Disposition Date”, with respect to any Asset Disposition, shall mean the date of the closing (or the first closing, if more than one) of such Asset Disposition; and

(y)                                 the term “Test Period” shall mean, as at the Disposition Date with respect to any Asset Disposition referred to in clause (i) of such sentence, the period consisting of the four full fiscal quarters then most recently ended in respect of which financial statements shall have been delivered pursuant to Section 5.01(a) or (b), as the case may be.

SECTION 6.03 Restricted Payments.  The Company will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment.

SECTION 6.04 Transactions with Affiliates.  The Company will not, and will not permit any of the Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company, the Wholly-owned Subsidiaries and SFPP, L.P. not involving any other Affiliate, (c) any payment which would constitute a Restricted Payment but for the proviso to the definition of said term in Section 1.01, (d) loans and advances by the

Company to the General Partner to enable the General Partner to pay general and administrative costs and expenses pursuant to the partnership agreement of the Company and in accordance with past practices, (e) the Company or any of its Subsidiaries may engage in a transaction with an Affiliate if such transaction has been approved by the Conflicts Committee of the Board of Directors of the Delegate, and (f) any corporate sharing agreements with respect to tax sharing and general overhead and administrative matters.

SECTION 6.05 Restrictive Agreements.  The Company will not, and will not permit any of the Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Material Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans (including subordinate loans) or advances to the Company or any other such Material Subsidiary, provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, (b) customary restrictions and conditions contained in agreements relating to the sale of all or substantially all of the Capital Stock or assets of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (c) restrictions and conditions existing on the date hereof identified on Schedule 6.05 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (d) restrictions or conditions contained in, or existing by reason of, any agreement or instrument relating to any Subsidiary at the time such Subsidiary was merged or consolidated with or into, or acquired by, the Company or a Subsidiary or became a Subsidiary and not created in contemplation thereof.

SECTION 6.06 Ratio of Consolidated Indebtedness to Consolidated EBITDA.  The Company will not at any time permit the ratio of Consolidated Indebtedness to Consolidated EBITDA for the four full fiscal quarters most recently ended in respect of which financial statements shall have been delivered pursuant to Section 5.01(a) or (b), as the case may be, to exceed

(a)                                 5.50 to 1.0, in the case of any such period ended on the last day of (A) a fiscal quarter in which the Company makes any Specified Acquisition, or (B) the first or second fiscal quarter next succeeding such a fiscal quarter, or

(b)                                 5.00 to 1.0, in the case of any such period ended on the last day of any other fiscal quarter.

For purposes of this Section 6.06, if during any period the Company, or any Subsidiary or any entity with respect to which the Company holds an equity method investment of not less than 40% acquires any Person (or any interest in any Person) or all or substantially all of the assets of any Person, the EBITDA attributable to such assets or an amount equal to the percentage of ownership of the Company in such Person times the EBITDA of such Person, for such period determined on a pro forma basis may be included as Consolidated EBITDA for such period, if on the date of such acquisition such Person, or the entity acquiring such assets, as the case may be, is a Subsidiary or the Company.  In addition, for purposes of this Section 6.06, Hybrid Securities up to an aggregate amount of 15% of Total Capitalization shall be excluded from Consolidated Indebtedness and Consolidated EBITDA may include, at the Company’s option, any Material Project EBITDA Adjustments as provided in the definition thereof.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01 Events of Default and Remedies.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)                                 the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document shall not be paid, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)                                  any representation or warranty made or, for purposes of Article III, deemed made by or on behalf of either Borrower herein, at the direction of either Borrower or by either Borrower in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or  any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be;

(d)                                 either Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(d)(i), 5.02 (with respect to such Borrower’s existence) or 5.07 or in Article VI;

(e)                                  either Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to the Company by the Administrative Agent or any Lender or, (ii) a Responsible Officer of either Borrower becomes aware of such failure;

(f)                                   other than as specified in Section 7.01(a) or (b), (i) the Company or any Subsidiary fails to make (whether as primary obligor or as guarantor or other surety) any payment of principal of, or interest or premium, if any, on any item or items of Indebtedness (other than as specified in Section 7.01(a), Section 7.01(b) or Article IX) or any payment in respect of any Hedging Agreement, in each case when the same becomes due and payable (whether by scheduled maturity, required payment or prepayment, acceleration, demand or otherwise),beyond any period of grace provided with respect thereto (not to exceed 30 days); provided that the aggregate outstanding principal amount of all Indebtedness or payment obligations in respect of all Hedging Agreements as to which such a payment default shall occur and be continuing is equal to or exceeds $75,000,000, or (ii) the Company or any Subsidiary fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have resulted in the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $75,000,000; provided that this Section 7.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, so long as such Indebtedness is paid in full when due;

(g)                                  an involuntary case shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                                 the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, reorganization or other relief under any Debtor Relief Laws, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)                                     the Company or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

(j)                                    (i) the General Partner fails to make (whether as primary obligor or as guarantor or other surety) any payment of principal of, or interest or premium, if any, on any item or items of Indebtedness, when the same becomes due and payable (whether by scheduled maturity, required payment or prepayment, acceleration, demand or otherwise), beyond any period of grace provided with respect thereto (not to exceed 30 days); provided that the aggregate outstanding principal amount of all such Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $75,000,000, or (ii) the General Partner fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, individually or in the aggregate, shall have resulted in the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $75,000,000; provided that this Section 7.01(j) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as such Indebtedness is paid in full when due;

(k)                                 one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l)                                     any member of the ERISA Group shall fail to pay when due an amount which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation; and in each of the foregoing instances such condition could reasonably be expected to result in a Material Adverse Effect;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, may, and upon the written request of the Required Lenders shall, by written notice (including notice sent by telecopy) to the Company (a “Notice of Default”) take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or other holder of any of the Obligations to enforce its claims against either Borrower (provided that, if an Event of Default specified in Section 7.01(g) or Section 7.01(h) shall occur with respect to the Company or any Material Subsidiary, the actions described in clauses (i), (ii) and (v) below shall occur automatically without the giving of any Notice of Default): (i) declare the Total Commitment terminated, whereupon the Commitments of the Lenders shall forthwith terminate immediately and any accrued Facility Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, and all the other Obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by each Borrower; (iii) exercise any rights or remedies under the Loan Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (v) direct the Company to comply, and the Company agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 7.01(g) or Section 7.01(h)) it will comply, with the provisions of Section 2.06(k).

ARTICLE VIII
THE ADMINISTRATIVE AGENT

SECTION 8.01 Appointment and Authority.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except as specifically provided in Section 8.06(a) and (b), neither Borrower shall have rights as a  third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03 Exculpatory Provisions.

(a)                                 The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02 and 10.03) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default. is given to the Administrative Agent in writing by the Company, a Lender or an Issuing Bank.

(c)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default or the enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

SECTION 8.06 Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, subject to (so long as no Default or Event of Default exists) the prior written consent of the Company (which consent will not be unreasonably withheld or delayed), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), subject to (so long as no Default or Event of Default exists) the prior written consent of the Company (which consent will not be unreasonably withheld), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and,  subject to (so long as no Default or Event of Default exists) the prior written consent of the Company (which consent will not be unreasonably withheld or delayed), appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 8.07 Non-Reliance on Administrative Agent and Other Lenders.

(a)                                 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)                                 Each Lender acknowledges that Andrews Kurth LLP is acting in this transaction as special legal counsel to the Administrative Agent only.  Each Lender and each Issuing Bank will consult with its own legal counsel to the extent it deems necessary with this Agreement and the other Loan Documents and the matters contemplated herein and therein.

SECTION 8.08 INDEMNIFICATION.  THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND THE SYNDICATION AGENTS RATABLY IN ACCORDANCE WITH THEIR APPLICABLE PERCENTAGES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 10.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE COMPANY UNDER SECTION 10.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE COMPANY UNDER SAID SECTION 10.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT OR ANY SYNDICATION AGENT IN ANY WAY RELATING TO OR ARISING OUT OF:  (A) THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES, IF ANY, HEREUNDER OR UNDER ANY SUCH OTHER LOAN DOCUMENT OR (B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 8.08 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR ANY SYNDICATION AGENT, AS THE CASE MAY BE; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE ADMINISTRATIVE AGENT OR ANY SYNDICATION AGENT.

SECTION 8.09 Trust Indenture Act.  In the event that Wells Fargo or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by either Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any

Obligation of such Borrower hereunder or under any other Loan Document by or on behalf of Wells Fargo in its capacity as the Administrative Agent for the benefit of any Lender or any Issuing Bank under any Loan Document (other than Wells Fargo or an Affiliate of Wells Fargo) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

SECTION 8.10 Resignation of an Issuing Bank.  If a Lender becomes, and during the period it remains, a Defaulting Lender, and Commitments have not been fully reallocated pursuant to Section 2.21, an Issuing Bank may, upon prior written notice to the Company and the Administrative Agent, resign as an Issuing Bank effective at the close of business Charlotte, North Carolina time on a date specified in such notice; provided, that such resignation by an Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligation of the Borrowers or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to such Issuing Bank.

SECTION 8.11   No Reliance on Agents or other Lenders.  Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent, any Syndication Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent, any Syndication Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement.  Neither the Administrative Agent nor any Syndication Agent shall be required to keep itself informed as to the performance or observance by either Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of either Borrower.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor any Syndication Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of either Borrower (or any of their Affiliates) which may come into the possession of the Administrative Agent, any Syndication Agent or any of their respective Affiliates.  In this regard, each Lender acknowledges that Andrews Kurth L.L.P. is acting in this transaction as special counsel to the Administrative Agent only.  Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this Agreement and other Loan Documents and the matters contemplated herein and therein.

SECTION 8.12  Duties of Syndication Agents, Joint Lead Arrangements and Joint Bookrunners.  Notwithstanding the indemnity of the Syndication Agents contained in Section 8.08 and in Section 9.03, nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on any Person named on the cover of this Agreement or elsewhere in this Agreement as a Syndication Agent, a Joint Lead Arranger or a Joint Book Manager, other than those applicable to all Lenders as such.

ARTICLE IX
GUARANTY

SECTION 9.01 Guaranty.

(a)                                 In consideration of, and in order to induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans and the Issuing Bank thereof to maintain the Subsidiary Borrower Letter of Credit and the other Existing Letters of Credit and the Issuing Banks to issue new Letters of Credit hereunder, the Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations of the Subsidiary Borrower, and all covenants of the Subsidiary Borrower, now or hereafter existing under this Agreement and the other Loan Documents to which the Subsidiary Borrower is a party, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Subsidiary Borrower under any chapter of Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”)), fees, commissions, expenses (including reasonable attorneys’ fees and expenses) or otherwise (all such obligations being the “Guaranteed Obligations”).  The Company agrees to pay any and all expenses incurred by each Lender and the Administrative Agent in enforcing this Guaranty against the Company.

(b)                                 This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectability and is in no way conditioned upon any attempt to collect from the Subsidiary Borrower or any other action, occurrence or circumstance whatsoever.

SECTION 9.02 Continuing Guaranty.

(a)                                 The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents.  The Company agrees that, to the maximum extent permitted by applicable law, the Guaranteed Obligations and Loan Documents to which the Subsidiary Borrower is a party may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by the Company, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or such Loan Documents, or any repayment and reborrowing of Loans.  To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which the Company is a party, the obligations of the Company under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

(i)                                     any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations, or of this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the Company, the Subsidiary Borrower, the Administrative Agent and/or the Lenders, or any other Person, pertaining to the Guaranteed Obligations;

(ii)                                  any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the Company or any other Person liable on the Guaranteed Obligations;

(iii)                               the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company, the Subsidiary Borrower or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Company, the Subsidiary Borrower or any sale, lease or transfer of any or all of the assets of the Company or the Subsidiary Borrower, or any changes in the shareholders of the Company, the Subsidiary Borrower, or any reorganization of the Company or the Subsidiary Borrower;

(iv)                              the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Guaranteed

Obligations, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (D) the Guaranteed Obligations or any part thereof violate applicable usury laws, (E) the Company or the Subsidiary Borrower has valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Guaranteed Obligations wholly or partially uncollectible from the Company or the Subsidiary Borrower, (F) the creation, performance or repayment of the Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;

(v)                                 any full or partial release of the liability of the Company or the Subsidiary Borrower on the Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof; it being recognized, acknowledged and agreed by the Company that the Company may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and the Company has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Guaranteed Obligations, or that the Administrative Agent or any Lender will look to any other Person to perform the Guaranteed Obligations;

(vi)                              the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(vii)                           any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(viii)                        the failure of the Administrative Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(ix)                              the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by the Company that the Company is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations;

(x)                                 any payment by the Subsidiary Borrower or the Company to the Administrative Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any other reason any of the Administrative Agent or any Lender is required to refund such payment or pay such amount to the Subsidiary Borrower or any other Person; or

(xi)                              any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Guaranteed Obligations, or any security and collateral therefor, whether or not such action or omission prejudices the Company or increases the likelihood that the Company will be required to pay the Guaranteed Obligations pursuant to the terms hereof;

it being the unambiguous and unequivocal intention of the Company that the Company shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations after the termination of the Commitments of all Lenders and the expiration or termination of the Subsidiary Borrower Letter of Credit.

(b)                                 The Company further agrees that, to the fullest extent permitted by law, as between the Company, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VII for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Guaranteed Obligations, and (ii) in the event of any acceleration of the Guaranteed Obligations as provided in Article VII, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purpose of this Guaranty.

SECTION 9.03 Effect of Debtor Relief Laws.  If after receipt of any payment of all or any part of the Guaranteed Obligations, the Administrative Agent, any Issuing Bank or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment to any Person (a) because such payment is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, any Issuing Bank, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent, any Issuing Bank or any Lender with any such claimant (including the Subsidiary Borrower), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment had not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any of the Guaranteed Obligations or otherwise; and the Company shall be liable to pay the Administrative Agent, the Issuing Banks and the Lenders, and hereby does indemnify the Administrative Agent, the Issuing Banks and the Lenders and holds them harmless for the amount of such payment so surrendered and all reasonable expenses (including reasonable attorneys’ fees, court costs and expenses attributable thereto) incurred by the Administrative Agent, any Issuing Bank or any Lender in the defense of any claim made against it that any payment received by the Administrative Agent, any Issuing Bank or any Lender in respect of all or part of the Guaranteed Obligations must be surrendered.  The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Subsidiary Borrower by virtue of any payment, court order or any Federal or state law.

SECTION 9.04 Waiver.  The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Lender institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Administrative Agent or any Lender exhaust any right or take any action against the Subsidiary Borrower or any other Person or any collateral (it being the intention of the Administrative Agent, the Lenders and the Company that this Guaranty is to be a guaranty of payment and not of collection).  It shall not be necessary for the Administrative Agent or any Lender, in order to enforce any payment by the Company hereunder, to institute suit or exhaust its rights and remedies against the Subsidiary Borrower or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof.  The Company hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of New York or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.

SECTION 9.05 Full Force and Effect.  This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Guaranteed Obligations under this Agreement and the other Loan Documents to which the Subsidiary Borrower is a party and all other amounts payable under this Guaranty have been paid in full (after the termination of the Commitments of the Lenders and the termination or expiration of the Subsidiary Borrower Letter of Credit).  All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

ARTICLE X
MISCELLANEOUS

SECTION 10.01 Notices, Etc.

(a)                                 The Administrative Agent, any Issuing Bank, any Lender or the holder of any of the Obligations, giving consent or notice or making any request of either Borrower provided for hereunder, shall notify each Lender (in the case of the Administrative Agent and/or any Issuing Bank) and the Administrative Agent (in the case of a Lender or an Issuing Bank) thereof.. In the event that the holder of any Note or any of the Obligations (including any Lender) shall transfer such Note or Obligations, it shall promptly so advise the Administrative Agent which shall be entitled to assume conclusively that no transfer of any Note or any of the Obligations has been made by any holder (including any Lender) unless and until the Administrative Agent receives written notice to the contrary.

(b)                                 Except with respect to notices and other communications expressly permitted to be given by telephone, all notices, consents, requests, approvals, demands and other communications (collectively “Communications”) provided for herein shall be in writing (including facsimile Communications) and mailed, telecopied or delivered:

(i)                                     if to the Company, to it at:

1001 Louisiana Street, Suite 1000

Houston, Texas  77002

Attention:                                         Anthony Ashley

Telecopy No.:                    (713) 445-8302;

With a copy to:

1001 Louisiana Street, Suite 1000

Houston, Texas  77002

Attention:                                         General Counsel

Telecopy No.:                    (713) 230-5693;

(ii)                                  if to the Subsidiary Borrower, to it in care of the Company;

(iii)                               if to the Administrative Agent, to it at

c/o   Wells Fargo Bank, National Association

MAC D1114-029

1525 West W. T. Harris Boulevard

Charlotte, North Carolina  28262

Attention:  Agency Services

Telecopy No.:                    (704) 509-2782;

(iv)                              if to the Swingline Lender, to it at:

c/o   Wells Fargo Bank, National Association

MAC D1114-029

1525 West W. T. Harris Boulevard

Charlotte, North Carolina  28262

Attention:  Agency Services

Telecopy No.:                    (704) 509-2782; and

(v)                                 if to any other Lender or to any Issuing Bank, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered by such Person to the Administrative Agent or in the Assignment and Acceptance executed by such Person;

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

(c)                                  Communications to the Lenders hereunder may be delivered or furnished by electronic communications (including electronic mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d)                                 Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(e)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(f)                                   Platform.

(i)                                     Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Electronic Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to either Borrower, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of either Borrower or the Administrative Agent’s transmission of communications through the Platform.  “Electronic Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of either Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 10.02 Waivers; Amendments.

(a)                                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on either Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.  No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 10.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 No provision of this Agreement or any other Loan Document provision may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder or under the Fee Letter, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (including any payment required by Section 2.10(b)), or any interest thereon, or any fees or other amounts payable hereunder or under the Fee Letter, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) amend Section 2.21 or 2.22 without the consent of the Administrative Agent, the Swingline Lender and the Issuing Banks in addition to the consent of the Required Lenders or (vi) release the Company from its guaranty contained in Article IX, change any of the provisions of this Section 10.02(b), or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.  Except as provided herein, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver referred to in clauses (i) through (vi) or the first of this Section 10.02(b) above or that would alter the terms of such proviso shall require the consent of such Defaulting Lender.

SECTION 10.03 Payment of Expenses, Indemnities, etc.  The Company agrees:

(a)                                 to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENTS, EACH ISSUING BANK AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE REASONABLY INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY EITHER BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR ANY LETTER OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE COMPANY AND THE SUBSIDIARIES, (IV) THE FAILURE OF THE COMPANY OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF THIS AGREEMENT, OR WITH ANY REQUIREMENT OF LAW, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF EITHER BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S) OR (VIII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO

DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE ADMINISTRATIVE AGENT, ANY SYNDICATION AGENT, OR A LENDER’S SHAREHOLDERS AGAINST THE ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION.

(c)                                  TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR ASSETS, INCLUDING THE TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES OR ASSETS, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE COMPANY OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE COMPANY OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR ASSETS OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES OR ASSETS WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWERS OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE RESULTING FROM THE  GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY).

(d)                                 No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 10.03.

(e)                                  In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Company of any such claim or demand being made against the Indemnified Party and the Company shall have the non-exclusive right to join in the defense against any such claim or demand; provided that if the Company provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Company and such Indemnified Party.

(f)                                   THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE

OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES.  TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ENGAGED IN UNLAWFUL CONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE INDEMNIFIED PARTY.

(g)                                  The Company’s obligations under this Section 10.03 shall survive any termination of this Agreement, the payment of the Loans and the expiration of the Letters of Credit and shall continue thereafter in full force and effect, for a period of six years.

(h)                                 To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under this Section 10.03, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(i)                                     The Company shall pay any amounts due under this Section 10.03 within 30 days of the receipt by the Company of notice of the amount due.

(j)                                    To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that the foregoing limitation shall not be deemed to impair or affect the indemnification obligations of either Borrower under the Loan Documents. No Indemnified Party referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 10.04 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign nor otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.05(a), (ii) by way of participation in accordance with the provisions of Section 10.05(c), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.05(d) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.05(c) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 10.05 Assignments by Lenders.

(a)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, Letter of Credit Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     (A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (a)(i)(B) of this Section; provided, however, in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in the proviso to paragraph (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)                               No consent shall be required for any assignment except to the extent required by paragraph (a)(i)(B) of this Section and, in addition:

(A)                               the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company’s consent shall not be required during the primary syndication of the credit facility evidenced by this Agreement;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)                               the consent of each Issuing Bank and Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)                              The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No such assignment shall be made to (A) either Borrower or any of such Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No such assignment shall be made to a natural Person.

(vii)                           In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.15, 2.16 and 10.03 and with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(b)                                 Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee, if any, referred to in Section 10.05(a) and any written consent to such assignment required by Section 10.05(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register (as defined below). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.  The Administrative

Agent, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)                                  Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.08 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso Section 10.02(b) that affects such Participant.  The Borrowers  agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17 (it being understood that the documentation required under Section 2.17 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.19 as if it were an assignee under paragraph (a) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 and 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding any other provisions of this Section 10.05, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require either Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

SECTION 10.06 Survival; Reinstatement.

(a)                                 All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding or so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b)                                 To the extent that any payments on the Obligations are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received.

SECTION 10.07 Counterparts; Integration; Effectiveness; Electronic Execution.

(a)                                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Fee Letters constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (including the Executive Summary).  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.08 Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.09 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of either Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.  Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.10 Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY

EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  EACH BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS C T CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT.  EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 10.01, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE  AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EITHER BORROWER IN ANY OTHER JURISDICTION.

(c)                                  EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO PLEAD OR CLAIM, AND AGREES NOT TO PLEAD OR CLAIM, THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d)                                 EACH PARTY HERETO HEREBY (i) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.10.

SECTION 10.11 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

SECTION 10.12 Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their Affiliates, to their and their Affiliates’ directors, officers and employees and agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of the information provided, (b) disclosures in connection with any pledge or assignment permitted under Section 10.05(d) and, to the extent requested by any regulatory authority, including any self-regulatory authority such as the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio, (c) to the extent a Lender reasonably believes it is required by applicable laws or regulations or by any subpoena or similar legal process (and, to the extent not prohibited under applicable law), such Lender will provide prompt notice thereof to the Company), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an understanding with such Person that such Person will comply with this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, or other transaction under which payments are to be made by reference to either Borrower, and its obligations under this Agreement or the payments hereunder, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender from a source other than a Borrower (unless such source is actually known by the individual providing the information to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information).  For the purposes of this Section 10.12, “Information” means all information received from either Borrower relating to either Borrower or its business, other than any such information that is known to a Lender, publicly known or otherwise available to the Administrative Agent, any Issuing Bank or any Lender other than through disclosure (a) by a Borrower, or (b) from a source actually known to a Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person maintains the confidentiality of such Information in accordance with procedures adopted in good faith to protect confidential Information of third parties delivered to a lender.

SECTION 10.13 Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other

Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.14 EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE NOTES AND (IN THE CASE OF THE COMPANY AND THE ADMINISTRATIVE AGENT) THE FEE LETTER AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

SECTION 10.15 U.S. Patriot Act.  Each Lender that is subject to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.

SECTION 10.16 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers, on the one hand, and the Administrative Agent, the Lenders and the Issuing Banks, on the other hand, and each Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendments, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Lenders and the Issuing Banks are and have been acting solely as principals and are not the financial advisors, agents or fiduciaries, for either Borrower or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) the Administrative Agent, the Lenders and the Issuing Banks have not assumed or will assume an advisory, agency or fiduciary responsibility in favor of either Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Lender or any Issuing Bank advised or is currently advising either Borrower or any of their respective Affiliates on other matters) and the Administrative Agent, the Lenders and the Issuing Banks have no obligation to either Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Lenders, the Issuing Banks, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and the Administrative Agent, the Lenders and the Issuing Banks have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Lenders and the Issuing Banks have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Borrowers hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Lenders or any Issuing Bank with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 10.17 Liability of Delegate.  It is hereby understood and agreed that the Delegate shall have no personal liability for the payment of any amount owing or to be owing hereunder or under the other Loan Documents.

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The parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company

By:	Kinder Morgan G.P., Inc., its General Partner

	By:	Kinder Morgan Management, LLC, its Delegate

		By:	/s/ Anthony Ashley /s/
		Name:	Anthony Ashley
		Title:	Vice President and Treasurer

Signature Page

KINDER MORGAN OPERATING L.P. “B”,
as the Subsidiary Borrower

By:	Kinder Morgan G.P., Inc., its General Partner

	By:	Kinder Morgan Management, LLC, its Delegate

		By:	/s/ Anthony Ashley /s/
		Name:	Anthony Ashley
		Title:	Vice President and Treasurer

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent, as a Lender and as an
Issuing Bank

By:	/s/ Leanne S. Phillips /s/
Name:	Leanne S. Phillips
Title:	Director

Signature Page

BANK OF AMERICA, N.A.,
as a Lender and as an Issuing Bank

By:	/s/ Jason Zilewicz /s/
Name:	Jason Zilewicz
Title:	Assistant Vice President

Signature Page

BARCLAYS BANK PLC,
as a Lender and as an Issuing Bank

By:	/s/ Anne E. Sutton /s/
Name:	Anne E. Sutton
Title:	Director

Signature Page

CITIBANK, N.A.,
as a Lender and as an Issuing Bank

By:	/s/ Andrew Sidford /s/
Name:	Andrew Sidford
Title:	Vice President

Signature Page

JPMORGAN CHASE BANK, N.A.,
as a Lender and as an Issuing Bank

By:	/s/ Stephanie Balette /s/
Name:	Stephanie Balette
Title:	Authorized Officer

Signature Page

DNB BANK ASA,
as a Lender and as an Issuing Bank

By:	/s/ Cathleen Buckley /s/
Name:	Cathleen Buckley
Title:	Senior Vice President

By:	/s/ Kjell Tore Egge /s/
Name:	Kjell Tore Egge
Title:	Senior Vice President

Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Mark Oberreuter /s/
Name:	Mark Oberreuter
Title:	Vice President

Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda /s/
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Michael Spaight /s/
Name:	Michael Spaight
Title:	Authorized Signatory

Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Virginia Cosenza /s/
Name:	Virginia Cosenza
Title:	Vice President

By:	/s/ Ming K. Chu /s/
Name:	Ming K. Chu
Title:	Vice President

Signature Page

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Mark Walton /s/
Name:	Mark Walton
Title:	Authorized Signatory

Signature Page

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Michael King /s/
Name: Michael King
Title: Authorized Signatory

Signature Page

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Jason S. York /s/
Name: Jason S. York
Title: Authorized Signatory

Signature Page

THE ROYAL BANK OF SCOTLAND plc,
as a Lender

By:	/s/ Steve Ray /s/
Name: Steve Ray
Title: Director

Signature Page

SUNTRUST BANK,
as a Lender

By:	/s/ Carmen Malizia /s/
Name: Carmen Malizia
Title: Director

Signature Page

UBS AG, STAMFORD BRANCH
as a Lender

By:	/s/ Joselin Fernandes /s/
Name: Joselin Fernandes
Title: Associate Director Banking Products Services, US

By:	/s/ David Urban /s/
Name: David Urban
Title: Associate Director Banking Products Services, US

Signature Page

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Mark Sparrow /s/
Name: Mark Sparrow
Title: Director

Signature Page

CANADIAN IMPERIAL BANK OF COMMERCE,
NEW YORK AGENCY,
as a Lender

By:	/s/ Trudy Nelson /s/
Name: Trudy Nelson
Title: Managing Director

By:	/s/ Daria Mahoney /s/
Name: Daria Mahoney
Title: Executive Director

Signature Page

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,
as a Lender

By:	/s/ Darrell Stanley /s/
Name: Darrell Stanley
Title: Managing Director

By:	/s/ Sharada Manne /s/
Name: Sharada Manne
Title: Managing Director

Signature Page

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By:	/s/ Leon Mo /s/
Name: Leon Mo
Title: Authorized Signatory

Signature Page

SOCIETE GENERALE,
as a Lender

By:	/s/ Anson D. Williams /s/
Name: Anson D. Williams
Title: Director

Signature Page

COMPASS BANK,
as a Lender

By:	/s/ Umar Hassan /s/
Name:	Umar Hassan
Title:	Vice President

Signature Page

ING CAPITAL LLC,
as a Lender

By:	/s/ Subha Pasumarti /s/
Name:	Subha Pasumarti
Title:	Director

Signature Page

NATIXIS,
as a Lender

By:	/s/ Louis P. Laville III /s/
Name:	Louis P. Laville III
Title:	Managing Director

By:	/s/ Stuart Murray /s/
Name:	Stuart Murray
Title:	Managing Director

Signature Page

REGIONS BANK,
as a Lender

By:	/s/ David Valentine /s/
Name:	David Valentine
Title:	Vice President

Signature Page

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ James D. Weinstein /s/
Name:	James D. Weinstein
Title:	Managing Director

Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Patrick Jeffrey /s/
Name:	Patrick Jeffrey
Title:	Vice President

Signature Page

SCHEDULE 1.01

COMMITMENTS

	Allocation	Letter of Credit Commitments
Wells Fargo Bank, National Association	$150,000,000.00	$125,000,000.00
Bank of America, N.A.	150,000,000.00	125,000,000.00
Barclays Bank PLC	150,000,000.00	125,000,000.00
Citibank, N.A.	150,000,000.00	125,000,000.00
JPMorgan Chase Bank, N.A.	150,000,000.00	125,000,000.00
DNB Bank ASA	150,000,000.00	125,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	115,000,000.00
Credit Suisse AG, Cayman Islands Branch	115,000,000.00
Deutsche Bank AG New York Branch	115,000,000.00
Goldman Sachs Bank USA	115,000,000.00
Morgan Stanley Bank, N.A.	115,000,000.00
Royal Bank of Canada	115,000,000.00
The Royal Bank of Scotland plc	115,000,000.00
SunTrust Bank	115,000,000.00
UBS AG, STAMFORD BRANCH	115,000,000.00
The Bank of Nova Scotia	93,000,000.00
Canadian Imperial Bank of Commerce, New York Agency	93,000,000.00
Credit Agricole Corporate & Investment Bank	93,000,000.00
Mizuho Corporate Bank, Ltd.	93,000,000.00
Societe General	93,000,000.00
Compass Bank	50,000,000.00
ING Capital LLC	50,000,000.00
Natixis	50,000,000.00
Regions Bank	50,000,000.00
Sumitomo Mitsui Banking Corporation	50,000,000.00
U.S. Bank National Association	50,000,000.00
TOTAL	$2,700,000,000.00	$750,000,000.00

SCHEDULE  6.05

EXISTING RESTRICTIONS

First Supplemental Indenture, dated April 5, 2011, to the Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C. and Copano Energy Finance Corporation (together the “Issuers”), the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the 7.125% Senior Notes due 2021 issued by the Issuers.

EXHIBIT 1.01-A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] (1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

(1)         For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)         For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)         Select as appropriate.

(4)         Include bracketed language if there are either multiple Assignors or multiple Assignees.

1

1.                                      Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.                                      Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.                                      Borrower(s):

4.                                      Administrative Agent:                                       , as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:        The $2,700,000,000.00 Amended and Restated Credit Agreement dated as of May       , 2013among Kinder Morgan Energy Partners, L.P., Kinder Morgan Operating L.P. “B”, the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents parties thereto

6.                                      Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Aggregate Amount of Commitment/Loans for all Lenders(7)	Amount of Commitment/Loans Assigned(8)	Percentage Assigned of Commitment/ Loans(8)	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.                                  Trade Date:                                       ](9)

Effective Date:                                   , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(5)         List each Assignor, as appropriate.

(6)         List each Assignee, as appropriate.

(7)         Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)         Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(9)         To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](10)
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](11)
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

(10) Add additional signature blocks as needed.  Include both Fund/Pension Plan and manager making the trade (if applicable).

(11) Add additional signature blocks as needed.  Include both Fund/Pension Plan and manager making the trade (if applicable).

3

[Consented to and](12) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:](13)

[NAME OF RELEVANT PARTY]

By:
Title:

(12)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(13)  To be added only if the consent of the Company and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

4

EXHIBIT 1.01-B

OTHER EXISTING LETTERS OF CREDIT

As of April 2013

				Auto-
				renewal		Accrued
LC Reference No.	Beneficiary	Issued	Current Expiry	(y/n)	Debt Amount	Interest	Total L/C	Description
Wells Fargo
SM201374W	Bank of New York Mellon	12/23/2002	12/23/2013	no	$14,600,000	$529,448	$15,129,448	Nassau County, OHPA bonds
SM211314W	National Union Fire Ins Co.	12/13/2004	12/31/2013	yes	490,000	—	$490,000	Workers comp insurance policy
SM215665W	TCEQ	9/6/2005	12/31/2013	yes	7,000,000	—	$7,000,000	KM Liquids facility
SM230086W / SM230084W	Bank of New York Mellon	2/26/2008	3/20/2014	yes	40,000,000	5,500,000	$45,500,000	support IMT bonds
S113181	Bank of New York	3/3/1997	4/1/2014	yes	23,700,000	428,548	$24,128,548	Cora revenue bonds
SM238154W	Port of Houston Authority	11/15/2010	11/15/2013	yes	25,000	—	$25,000	Southern Stevedoring
SM231529W	Port Authority of NY & NJ	6/5/2005	4/30/2013	yes	375,000	—	$375,000	KMBT
SM235293W	Port of Portland	7/29/2009	8/1/2013	yes	300,000	—	$300,000	KM Cochin
SM421263C	Travelers	6/4/2003	6/4/2013	yes	200,000	—	$200,000	Workers comp insurance policy
IS0002342	Lavaca Navidad River Authority	8/18/2011	8/10/2013	yes	250,000	—	$250,000	KM Tejas obligation
IS0010796	Lower Colorado River Authority	3/23/2012	3/15/2014	no	378,000	—	$378,000	KMCC
	Guadalupe Valley Electric Coop	7/9/2012	6/26/2013	yes	320,000	—	$320,000	KMCC
IS0011480	U.S. Environmental Protection Age	9/19/2012	3/28/2014	yes	489,652	—	$489,652	TGP
IS0021875U	Twin County Electric Power Assoc	2/11/2013	2/15/2014	no	1,000,000	—	$1,000,000	TGP
IS0024221U	Medina Electric Cooperative	2/26/2013	2/26/2014	yes	536,434	—	$536,434	Midstream

					Total Wells Fargo		$96,122,081
JPMorgan
TPTS-211032	TCEQ	10/31/2005	12/31/2013	yes	$8,000,000	—	$8,000,000	KM Liquids facility
TPTS-302402	Shell Oil Company	12/28/2005	5/15/2013	yes	5,355,000	—	5,355,000	Cortez
TPTS-330400	RBC/BC Maritime	5/22/2007	5/18/2013	yes	399,018	—	399,018	Van Wharves - Union
TPTS-603696	CPUC	7/1/2008	6/30/2013	yes	100,000,000	—	100,000,000	SFPP

					Total JP Morgan:		$113,754,018

				Amount of LCs Under KMP Credit Facility:			$209,876,099

EXHIBIT 1.01-C

FORM OF COMMITTED NOTE

                        ,

FOR VALUE RECEIVED, the undersigned, KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Company”), HEREBY PROMISES TO PAY to the order of                                                      (the “Lender”), the lesser of (i) such Lender’s Commitment and (ii) the aggregate amount of Committed Loans made by the Lender and outstanding on the Maturity Date.  The principal amount of the Committed Loans made by the Lender to the Company shall be due and payable on the dates and in the amounts as are specified in that certain Amended and Restated Credit Agreement dated as May        2013 (as further restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”) among the Company, the Subsidiary Borrower, the Lender, certain other lenders that are party thereto, Wells Fargo Bank, National Association, as Administrative Agent for the Lender and such other lenders, and the other agents named therein.  All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.

The Company promises to pay interest on the unpaid principal amount of each Committed Loan outstanding from time to time from the date thereof until such principal amount is paid in full, at such interest rates and payable on such dates as are specified in the Credit Agreement.  Both principal and interest are payable in same day funds in lawful money of the United States of America to the Administrative Agent at its Principal Office, or at such other place as the Administrative Agent shall designate in writing to the Company.

This Note is one of the Committed Notes referred to in, and this Note and all provisions herein are entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things (a) provides for the making of Committed Loans by the Lender and the other lenders to the Company from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.

This Note may be held by the Lender for the account of its applicable lending office and may be transferred from one lending office to another lending office from time to time as the Lender may determine.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor, default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

1

This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company

By:	Kinder Morgan G.P., Inc.,
its General Partner

	By:	Kinder Morgan Management, LLC,
its Delegate

By:
Name:
Title:

2

EXHIBIT 1.01-D

FORM OF SWINGLINE NOTE

$25,000,000	,

FOR VALUE RECEIVED, the undersigned, KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Company”), HEREBY PROMISES TO PAY to the order of                                                          (the “Swingline Lender”), the lesser of (i) $25,000,000 and (ii) the aggregate amount of Swingline Loans made by the Swingline Lender and outstanding on the Maturity Date.  The principal amount of the Swingline Loans made by the Swingline Lender to the Company shall be due and payable on the dates and in the amounts as are specified in that certain Amended and Restated Credit Agreement dated as of May       , 2013 (as further restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”) among the Company, the Subsidiary Borrower, the Swingline Lender, certain other lenders that are party thereto, Wells Fargo Bank, National Association, as Administrative Agent for the Swingline Lender and such other lenders, and the other agents named therein.  All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.

The Company promises to pay interest on the unpaid principal amount of each Swingline Loan outstanding from time to time from the date thereof until such principal amount is paid in full, at such interest rates and payable on such dates as are specified in the Credit Agreement.  Both principal and interest are payable in same day funds in lawful money of the United States of America to the Swingline Lender at 1525 West W. T. Harris Boulevard, Charlotte, North Carolina 28262 or such other place as the Swingline Lender shall designate in writing to the Company.

This Note is the Swingline Note referred to in, and this Note and all provisions herein are entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things (a) provides for the making of Swingline Loans by the Swingline Lender to the Company from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor, default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

1

This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company

By:	Kinder Morgan G.P., Inc.,
its General Partner

	By:	Kinder Morgan Management, LLC,
its Delegate

By:
Name:
Title:

2

EXHIBIT 2.03

FORM OF BORROWING REQUEST

Dated

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Boulevard

Charlotte, North Carolina  28262-0680

Attn:  Syndication Agency Services

Ladies and Gentlemen:

This Borrowing Request is delivered to you by Kinder Morgan Energy Partners, L.P. (the “Company”), a Delaware limited partnership, under Section 2.03 of the Amended and Restated Credit Agreement dated as of May       , 2013 (as further restated, amended, modified, supplemented and in effect, the “Credit Agreement”), by and among the Company, the Subsidiary Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents named therein.

1.                                      The Company hereby requests that the Lenders make a Loan or Loans in the aggregate principal amount of $                             (the “Committed Loan” or the “Committed Loans”).(1)

2.                                      The Company hereby requests that the Committed Loan or Committed Loans be made on the following Business Day:                                 .(2)

3.                                      The Company hereby requests that the Committed Loan or Committed Loans bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Type of Committed Loan	Principal Component of Committed Loan	Interest Rate	Interest Period (if applicable)	Maturity Date for Interest Period (if applicable)

4.                                      The Company hereby requests that the funds from the Committed Loan or Committed Loans be disbursed to the following bank account:                                                             .

5.                                      After giving effect to the requested Committed Loan, the aggregate Credit Exposures, outstanding as of the date hereof (including the requested Loans) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

(1)                                 Complete with an amount in accordance with Section 2.03 of the Credit Agreement.

(2)                                 Complete with a Business Day in accordance with Section 2.03 of the Credit Agreement.

1

6.                                      All of the conditions applicable to the Committed Loans requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loans.

7.                                      All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Borrowing Request this            day of                               ,             .

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company

By:	Kinder Morgan G.P., Inc.,
its General Partner

	By:	Kinder Morgan Management, LLC,
its Delegate

By:
Name:
Title:

2

EXHIBIT 2.06

FORM OF LETTER OF CREDIT REQUEST

Dated

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Boulevard

Charlotte, North Carolina  28262-0608

Attn:  Syndication Agency Services

and

[Name and address of Issuing Bank,

if the issuing Bank is not Wells Fargo]

Ladies and Gentlemen:

This Letter of Credit Request is delivered to you by Kinder Morgan Energy Partners L.P. (the “Company”), a Delaware limited partnership, under Section 2.06 of the Amended and Restated Credit Agreement dated as of May       , 2013 (as further restated, amended, modified, supplemented, and in effect from time to time, the “Credit Agreement”), by and among the Company, the Subsidiary Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents named therein.

The Company hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit (the “Proposed Letter of Credit”) as required by Section 2.06(c) of the Credit Agreement.  The Proposed Letter of Credit must be issued:

on or before                                         ,           (1)

for the benefit of                             whose address is

In the amount of $

having an expiry date of                                 ,         (2)

attached hereto is any special language to be incorporated into the Proposed Letter of Credit.

or

The Company hereby refers to Letter of Credit Number  (the “Expiring Letter of Credit”) which has an existing expiry date of                               .  The Company hereby requests that [the expiry

(1)                                 Must be a date not earlier than five Business Days after notice is given to the Issuing Bank.

(2)                                 Must comply with Section 2.06(d) of the Credit Agreement.

1

date of the Expiring Letter of Credit be extended to                           .(2)] [the Issuing Bank that has issued the Expiry Letter of Credit permit the expiry date of the Expiring Letter of Credit be extended to                                 .(2)]

1.                                      After giving effect to the Proposed Letter of Credit, (i) the sum of the Credit Exposures does not exceed the Total Commitment, (ii) the LC Exposure in respect of Committed Letters of Credit issued by any Issuing Bank does not exceed the Letter of Credit Commitment of such Issuing Bank and (iii) the total LC Exposure does not exceed the LC Sublimit.

2.                                      All of the conditions applicable to the Letter of Credit requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of the Proposed Letter of Credit.

3.                                      All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Letter of Credit Request this            day of                               ,           .

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company

By:	Kinder Morgan G.P., Inc.,
its General Partner

	By:	Kinder Morgan Management, LLC,
its Delegate

By:
Name:
Title:

2

EXHIBIT 2.07

FORM OF NOTICE OF ACCOUNT DESIGNATION

Dated

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Boulevard

Charlotte, North Carolina  28262-0608

Attn:  Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you by Kinder Morgan Energy Partners, L.P. (the “Company”), a Delaware limited partnership, under Section 2.07 of the Amended and Restated Credit Agreement dated as of May       , 2013 (as further restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”) by and among the Company, the Subsidiary Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents named therein.

1.                                      The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

Name of Bank:

ABA Routing Number:

Account Number:

Account Name:

2.                                      This authorization will remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this            day of                                       ,         .

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company

By:	Kinder Morgan G.P., Inc.,
its General Partner

	By:	Kinder Morgan Management, LLC,
its Delegate

By:
Name:
Title:

1

EXHIBIT 2.08

FORM OF INTEREST ELECTION REQUEST

Dated

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Boulevard

Charlotte, North Carolina  28262-0608

Attn:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Interest Election Request (the “Request”) is delivered to you under Section 2.08 of the Amended and Restated Credit Agreement dated as of May       , 2013 (as further restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”), by and among Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Company”), the Subsidiary Borrower, the Lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association as Administrative Agent, and the other agents named therein.

1.                                      This Interest Election Request is submitted for the purpose of:

[Converting] [Continuing] a                          Eurodollar Borrowing [into] [as] a                          Borrowing.(1)

The aggregate outstanding principal balance of such Committed Borrowing is $                            .

The last day of the current Interest Period for such Eurodollar Borrowing is                           .(2)

The principal amount of such Committed Borrowing to be [converted] [continued] is $                          .(3)

The requested effective date of the [conversion] [continuation] of such Committed Loan is                               .(4)

The requested Interest Period applicable to the [converted] [continued] Eurodollar Borrowing is                        .(5)

(1)                                 Delete the bracketed language and insert “Alternate Base Rate” or “LIBOR Rate”, as applicable, in each blank.

(2)                                 Insert applicable date for any Eurodollar Borrowing being converted or continued.

(3)                                 Complete with an amount in compliance with Section 2.08 of the Credit Agreement.

(4)                                 Complete with a Business Day in compliance with Section 2.08 of the Credit Agreement.

1

2.                                      All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Interest Election Request this            day of                             ,         .

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company

By:	Kinder Morgan G.P., Inc.,
its General Partner

	By:	Kinder Morgan Management, LLC,
its Delegate

By:
Name:
Title:

(5)                                 Complete for each Eurodollar Borrowing in compliance with the definition of the term “Interest Period” specified in Section 1.01.

2

EXHIBIT 2.11

FORM OF NOTICE OF PREPAYMENT

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Boulevard

Charlotte, North Carolina  28262-0608

Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you by Kinder Morgan Energy Partners, L.P. (the “Company”), a Delaware limited partnership, under Section 2.11 of the Amended and Restated Credit Agreement dated as of May       , 2013 (as further restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”), by and among the Company, the Subsidiary Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as the Administrative Agent, and the other agents named therein.

1.                                      The Company hereby provides notice to the Administrative Agent that the Company shall repay the following ABR Loans and/or Eurodollar Loans in the amount of $                          .(1)

2.                                      The Company shall repay the above-referenced Loans on the following Business Day:                           .(2)

3.                                      All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Borrowing Request this            day of                               ,           .

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company

By:	Kinder Morgan G.P., Inc.,
its General Partner

	By:	Kinder Morgan Management, LLC,
its Delegate

By:
Name:
Title:

(1)                                 Complete with an amount in accordance with Section 2.11(b) of the Credit Agreement.

(2)                                 Complete with a Business Day in accordance with Section 2.11(b) of the Credit Agreement.

1

EXHIBIT 2.17-A

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May     , 2013 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan Energy Partners, L.P. (the “Company”), Kinder Morgan Operating L.P. “B”, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto (the “Lenders”) and such Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT 2.17-B

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May     , 2013 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan Energy Partners, L.P. (the “Company”), Kinder Morgan Operating L.P. “B”, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto (the “Lenders”) and such Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT 2.17-C

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May     , 2013 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan Energy Partners, L.P. (the “Company”), Kinder Morgan Operating L.P. “B”, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto (the “Lenders”) and such Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT 2.17-D

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May     , 2013 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan Energy Partners, L.P. (the “Company”), Kinder Morgan Operating L.P. “B”, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto (the “Lenders”) and such Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT 5.01

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the                                                          of KINDER MORGAN MANAGEMENT, LLC, a Delaware limited liability company, the delegate of the KINDER MORGAN G.P., INC., a Delaware corporation, general partner of KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Company”), and that as such he is authorized to execute this certificate on behalf of the Company.  With reference to the Amended and Restated Credit Agreement dated as of May       , 2013 (as further restated, amended, modified, supplemented and in effect from time to time, the “Agreement”) among the Company, the Subsidiary Borrower, Wells Fargo Bank, National Association, as Administrative Agent, for the lenders (the “Lenders”) and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified);

Attached hereto are the detailed computations necessary to determine whether the Company is in compliance with Sections 6.02 and 6.06 of the Agreement as of the end of the [fiscal quarter][fiscal year] ending                                 .

There currently does not exist any Default or Event of Default under the Agreement.

EXECUTED AND DELIVERED this            day of                                 ,             .

KINDER MORGAN ENERGY PARTNERS, L.P.,
as the Company

By:	Kinder Morgan G.P., Inc.,
its General Partner

	By:	Kinder Morgan Management, LLC,
its Delegate

By:
Name:
Title: